UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2011

Commission File Number: 001-34048

One E-Commerce Corporation
 (Exact name of registrant as specified in its charter)

Nevada	87-0531751
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

1370 Avenue of the Americas
New York, New York 10019
(Address of principal executive offices)

(858) 699-8313
(Registrant’s telephone number, including area code)

One Clyde Street, Golf, Illinois 60029
(Former name or former address if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K is being filed by One E-Commerce Corporation.  We are reporting the acquisition of a new business and providing a description of this business and its audited financials below.

USE OF DEFINED TERMS

Except as otherwise indicated by the context, references in this Report to:

•	“ONCE,” “the Company,” “we,” “us,” or “our,” are references to the combined business of One E-Commerce Corporation, and its subsidiary, Islet Sciences, Inc.

•	“ISI” refers to Islet Sciences, Inc., a Delaware corporation, and our direct, wholly owned subsidiary;

•	“U.S. dollar,” “$” and “US$” refer to the legal currency of the United States;

•	“Securities Act” refers to the Securities Act of 1933, as amended; and

•	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Merger Agreement

On December 30, 2011, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ONCE, Inc., a Delaware corporation which was wholly owned by us (“Merger Sub”), and Islet Sciences, Inc., a Delaware corporation (“ISI”).  Pursuant to the Merger Agreement, on December 30, 2011, Merger Sub was merged with and into ISI, the holders of common stock of ISI received an aggregate of 38,050.87 shares of our Series B preferred stock, $.001 par value per share (“Series B Preferred”) in exchange for the cancellation of all of the shares of common stock of ISI formerly owned by them, and the holders of Series A preferred stock of Islet received an aggregate of 1,713 shares of our Series A preferred stock, $.001 par value per share (“Series A Preferred”) in exchange for the cancellation of all of the shares of Series A preferred stock of ISI formerly owned by them (the “Merger”). Shares of Series A Preferred will be automatically converted into an aggregate of 1,173,000 shares of our common stock, par value $.001 per share (the “Common Stock”) at a conversion ratio of one share of Series A Preferred for one thousand shares of Common Stock upon effectiveness of a 1-for-45 reverse stock split of shares of Common Stock issued and outstanding as of the closing of the Merger (the “Reverse Split”). Upon conversion of Series A Preferred, the holders will receive the Company’s warrants to purchase and aggregate of 586,500 shares of Common Stock at an exercise price of $1.00 per share. Shares of Series B Preferred will be automatically converted into an aggregate of 38,050,870 shares of Common Stock, at a conversion ratio of one share of Series B Preferred for one thousand shares of Common Stock upon effectiveness of the Reverse Split.

In connection with the closing of the Merger, ISI agreed to cancel 9,902,180 shares of Common Stock held by it effective upon the effectiveness of the Reverse Split.

The foregoing description of the terms of the Merger Agreement is qualified in its entirety by reference to the provisions of the Merger Agreement which is included as Exhibit 2.1 of this Report and is incorporated by reference herein.

ITEM 2.01   COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On December 30, 2011, we completed the acquisition of ISI as a result of the Merger. The acquisition was accounted for as a recapitalization effected by a merger. ISI is considered the acquirer for accounting and financial reporting purposes.  The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

As a result of this transaction, the Company ceased being a “shell company” as that term is defined in Rule 12b-2 under the Exchange Act.

Our Corporate Structure

As set forth in the following diagram, following our acquisition of ISI, ISI became and currently is our direct, wholly-owned subsidiary.

Organizational History of One E-Commerce Corporation

One E-Commerce Corporation was originally incorporated on September 14, 1994, under the laws of the State of Nevada. The company has had no material business since the cessation of the operations of its wholly owned subsidiary, One Commerce Corporation at the end of 2001. Since coming out of bankruptcy at the close of the 2001 calendar year, the Company has been in the development stage and has not realized any significant revenue from operations.

Organizational History of Islet Sciences, Inc.

Islet Sciences, Inc. was incorporated in Delaware on May 4, 2010 and is a development-stage biotechnology company with patented technologies focused on transplantation therapy for people with insulin-dependent diabetes. The Company's transplantation technology includes methods for the culturing, isolation, maturation, and immuno-protection (microencapsulation) of islet cells.  The Company’s mission includes the introduction of commercial products with applications to cell-based replacement therapy in the healthcare marketplace.

DESCRIPTION OF BUSINESS

Overview

ISI was incorporated in Delaware on May 4, 2010 and is a development-stage biotechnology company with patented technologies focused on transplantation therapy for people with insulin-dependent diabetes. The Company's transplantation technology includes methods for the culturing, isolation, maturation, and immuno-protection (microencapsulation) of islet cells.  The Company’s mission includes the introduction of commercial products with applications to cell-based replacement therapy in the healthcare marketplace.

The traditional treatment for Type 1 diabetes involves daily "fingerstick" monitoring of blood glucose levels throughout the day, with multiple daily injections of insulin or its continuous infusion. This approach does not cure the disease nor its complications, and often is associated with poor blood glucose control, which has a long-term deleterious effect on major organs.

Market Opportunity

Diabetes is the sixth leading cause of death in the United States, contributing to more than 193,000 deaths per year. An estimated two million Americans are insulin-dependent diabetics. Currently, each diabetic patient costs the U.S. health care system more than $10,000 per year. We believe that the market will support a price significantly higher than $10,000 per year for a product that can effectively treat insulin-dependent diabetes. We estimate the potential market size is $14 billion for the United States and an additional $18 billion for the top six industrialized foreign countries.

Development Strategy: Xenotransplantation of Porcine Cells

Xenotransplantation is the removal of an organ or tissue from one species of animal and transplanting it to a member of another species. For example, porcine heart valves have long been successfully implanted in humans, and this is now considered routine. ISI utilizes encapsulated porcine islet cells and will be the basis of the company's product, Islet Sciences-PTM described below.

Products

ISI intends to seek FDA approval for marketing in the U.S. a first product, called Islet Sciences-PTM. Islet Sciences-PTM will be an injectable suspension of microencapsulated insulin-producing, pancreatic islet cells which are harvested from designated pathogen free pigs. We believe that Islet Sciences-PTM, a xenotransplantation (transplantation between different species) product, has significantly more commercial potential than human-to-human (allotransplantation) islet replacement approaches, due to the high cost and inherently limited supply of human islets. In the past, we researched the use of our technology for allotransplantation, and we may continue such research for use in select patient populations. We refer to this potential product as Islet Sciences-HTM. Both of these product candidates are intended for the treatment of insulin-dependent diabetes, and both are intended to be administered by injection into the patient's abdominal cavity, where the transplanted islet cells will produce insulin in response to increases in blood glucose, much like the patient's original pancreatic islet cells did prior to being destroyed by disease.

The primary function of microencapsulation is to protect the islets from the host's immune system. The microcapsule coating is composed of layers of biocompatible materials.  In addition to developing its products and delivery systems, the Company and its management are collaborating with research staff at the National Institutes of Health (NIH), University of Oxford, UK, University of Virginia, and the University of California to further develop its products and technologies.

Intellectual Property

ISI’s patent estate is focused on enabling and protecting the first commercially viable treatment for Type 1 diabetes and consists of the following intellectual property and patent initiatives. Patent applications have been filed in respect of the following intellectual property:

Title of Patent Application	Date of Filing	Application No.

Novel Method for Islet Isolation and Maturation from a Young Porcine Model	09/28/2011	61540288

Novel Method for Islet Isolation and Maturation from a Young Porcine Model	09/28/2011	61540293

The maturation patent comprises a novel method for isolating islets cells from a porcine animal model in which the pancreas is excised, intact, from the porcine animal model which is then severed into a series of appropriate sizes and volume. The isolated and severed exocrine tissue and islet cells are then treated in-vitro with a non-specific collagenase enzyme exposure for a specific period that results in a partial digestion of the exocrine tissue comprising islets cells that are embedded within and protected by the partial digested exocrine tissue.  It is the partial digestion followed by in vitro maturation that allows islets to function and be able to survive long term. In addition, the present invention further comprises a novel method for maturing a plurality of isolated porcine islet cells that are functional and can respond to glucose stimulation early in the maturation process. This patent further comprises a means for encapsulating the plurality of isolated porcine islet cells to minimize the need for an immunosuppressant during in vivo injection in a human recipient and the unique media that allows maturation of islets and allows the islets to be functional.

The encapsulation patent provides novel, biocompatible matrices for cell encapsulation and transplantation. It further provides methods for delivering agents to encapsulated cells and to the local environment of a host system as well as methods for targeting and manipulating particular cells and/or proteins of the host system.

There can be no assurance that the Company will succeed in obtaining any patent protection from its pending applications. No assurance can be given that any patent will be issued or that the scope of any patent protection will exclude competitors or that any patent, if issued, will be held valid if subsequently challenged. There can be no assurance that any steps ISI takes in this regard will be adequate to deter misappropriation of its proprietary rights or independent third parties developing functionally equivalent products.  Despite precautions, unauthorized parties may attempt to engineer, reverse engineer, copy, or obtain and use ISI’s products or other information. Although management believes that ISI’s products do not infringe on the intellectual property rights of others, there can be no assurance that an infringement claim will not be asserted in the future.  The prosecution or defense of any intellectual property litigation can be extremely expensive and would place a material burden upon ISI’s’ working capital.

Suppliers

While the use of porcine-derived biologic materials is established in human therapeutics, including insulin and heart valves, the FDA requires that porcine islets used in clinical studies for transplantation in humans come from designated pathogen free (DPF) pigs raised in a U.S. Department of Agriculture certified facility.  The Company has a supply agreement with a supplier of DPF pigs to rear and provide suitable juvenile pigs as a supply of islet cells.  The term of the contract is one year.  The Company can obtain suitable pigs from other suppliers and the agreement with the supplier is not exclusive.

Manufacturing

On September 7, 2010, ISI entered into a preliminary service agreement with Progenitor Cell Therapy, LLC (“PCT”) PCT will be our manufacturing partner through commercialization and marketing and will harvest islet cells from pigs provided by the supplier of DPF pigs and manufacture the encapsulated cells for transplantation.  PCT is a client-based cell therapy services company that supports the development and commercialization of cellular therapies. PCT provides current Good Manufacturing Practices (“cGMP”) compliant cell manufacturing and consulting services that address regulatory, financial, technical, process, and quality system strategies. Services include a full spectrum of support and consulting related to process and product development, validation, due diligence evaluations, tissue collection, processing, and storage, product manufacturing, distribution and transportation.

These activities will be performed in dedicated suites at PCT's facility in Mountain View, California. PCT holds a California Drug Manufacturing License for the clinical trial manufacture and distribution of cellular products and is registered with the FDA as a cell, tissue, or cellular or tissue-based product facility. PCT will also distribute the encapsulated islets in ready-to-use, sterile, single-use product infusion bags.

ISI is currently negotiating a definitive service agreement with PCT.

Competition

The pharmaceutical and biotechnology industries are intensely competitive and technological progress can be rapid. Based upon publicly available information, it appears that there are no other cell transplantation products currently available, or in late stage clinical trials, that can effectively treat insulin-dependent diabetes. Nevertheless, we anticipate that the development of cell-based and other products that can better treat and manage this disease will remain the focus of intense competition.

The strongest competition is anticipated to come from traditional and alternate insulin delivery systems, such as inhalable insulin or insulin pumps. If successful, such products would offer a moderately improved quality of life for diabetics, but are not likely to eliminate the need for frequent blood glucose monitoring or to address the inevitable long-term complications resulting from exogenous insulin therapies.

There are several other companies engaged in the research of islet transplantation technologies. Some of these companies include:

         o        Living Cell Technologies (LCT) - publicly traded Australian-based biotech company developing an alginate-encapsulated neo-natal porcine islet cell product, reported to be conducting a phase I/IIa clinical trial in Russia;

         o        Islet Sheet Medical - company engaged in the research and development of a bioartificial pancreas;

         o        Revivicor - company engaged in the research and development of animal biotechnology platforms for treatment of human degenerative diseases including diabetes.

Most of our competitors are larger than we are and have greater financial resources, technical expertise, or marketing, distribution, or support capabilities. We expect that we will face increased competition in the future as new companies enter the market and advanced technologies become available. Any of our competitors could broaden the scope of their products through acquisition, collaboration or internal development to more effectively compete with us. Our competitors may also develop new, more effective or affordable approaches or technologies which could compete with our products or render them obsolete.

Recent Studies

There has been a significant amount of research activity in academic institutions concerning the concept of using porcine islet cells for transplantation in insulin-dependent diabetes. In 2006, a team at the University of Minnesota published positive data on the use of porcine islets in conjunction with immunosuppression to reverse diabetes in non-human primates. This observation was followed by further work from a collaborative project between scientists at the University of Alberta, Canada, and scientists at Emory University School of Medicine. The results from the project appeared to demonstrate that transplantation of fetal porcine islets, in conjunction with immunosuppression, was able to effectively reverse diabetic conditions for a period of months in non-human primates, further demonstrating the utility of porcine islets for transplantation therapy.

We note that our proprietary encapsulation approach is designed to avoid or minimize the need for chronic immunosuppression, whereas the above findings have relied substantially on immunosuppression or manipulation of the immune system. Nevertheless, we could face increased competition from current or future licensees of technology developed from the above studies.

Government Regulation

Overview

The development and commercialization of our products will be subject to extensive regulation in the United States by a number of regulatory authorities, including the FDA, and by comparable regulatory authorities in foreign countries. These regulatory authorities and other federal, state and local entities will regulate, among other things, the preclinical and clinical testing, safety, effectiveness, approval, manufacturing, labeling, packaging, export, storage, recordkeeping, adverse event reporting, and promotion and advertising of our products. We will require FDA approval of our products, including a review of the manufacturing processes and facilities used to produce our products, before we may market the products in the United States.

In December, 2007, our management participated in a pre-IND meeting with the FDA in order to discuss manufacturing, preclinical, and clinical plans for Islet Sciences-PTM. Both Islet Sciences-PTM and Islet Sciences-HTM will be classified as combination biological and device products by the FDA. The islets comprise the biological component and the microencapsulation material comprises the device component. The FDA Center for Biologics (“CBER”) has jurisdiction, meaning the Islet Sciences-PTM product will be reviewed primarily as a biological product.

Biological products are subject to dual regulation. Their approval for marketing, among other things, is regulated under the Public Health Service Act through a biologics license application, or BLA. However, biological products are also drugs and must meet drug approval standards under the Federal Food, Drug and Cosmetic Act, including good manufacturing practices regulations, good laboratory practices, and regulations governing clinical trials. Combination products are regulated on the basis of product's primary mode of action and can require approval and/or review by more than one regulatory center of the FDA.

Pre-IND Process

The pre-IND process was completed by a company called Microislet, Inc. and  involved a submission by it of a compendium of information to the FDA concerning our technology, our methods, and the preliminary studies to support our desire to file an IND in the future. Our management participated in that process and posed a number of questions to the agency regarding the adequacy of their work to satisfy the requirements for an IND filing, and they provided guidance and proposed additional work that would fulfill their requirements for product safety and reliability.

Clinical Trial Process

Development of a therapeutic product for human use under applicable laws and regulations is a multi-step process. First, in vitro and/or animal testing must be conducted in a manner consistent with good laboratory practices to establish the potential safety and effectiveness of the experimental product with regard to a given disease. Before human clinical trials may begin for new drugs and biologics, and an IND application containing, among other things, preclinical data, chemistry, manufacturing and control information, an investigative plan, must be submitted to the FDA. The Clinical trials following approval of an IND will also require the approval and oversight by an Institutional Review Board (“IRB”) to assure proper patient protection. Clinical trials of certain medical devices generally require the same sort of submission in the form of an application for an investigational device exemption (“IDE”). We believe that the submission of an IND will be adequate for Islet Sciences-P(TM) or Islet Sciences-HTM, and that a separate IDE submission will not be required for either product. Once a trial begins, changes to the investigational product or study protocol may require prior approval before implementation. There can be no assurance that submission of an IND application or an IDE will result in the ability to commence clinical trials. In addition, the FDA may place a clinical trial on hold or terminate it at any phase if, among other reasons, it concludes that clinical subjects are being exposed to an unacceptable health risk. Finally, pursuant to the FDA's Bioresearch Monitoring (“BIMO”) program, the FDA conducts on-site inspections and data audits of the conduct and reporting of all FDA-regulated research. The FDA's BIMO compliance programs address inspections of non-clinical testing labs, clinical investigators, clinical trial sponsors/monitors and IRBs.

Clinical trials of pharmaceuticals or biologics typically involve three phases, although those phases can overlap.

         o        Phase I is conducted to evaluate the basic safety, metabolism, and pharmacology, and pharmacokinetics, and to identify potential side effects with escalating doses, the maximum tolerated dose of the experimental product in humans, and if possible, to begin to evaluate various routes, dosages, and schedules of product administration. These studies are often conducted in healthy subjects. Phase I trials are not intended to find early indications of effectiveness; however, it is not uncommon to evaluate these endpoints.

         o        Phase I/II clinical trials are conducted to evaluate safety and initial efficacy indications in the patient population afflicted with a specific disease or condition for which the product is intended for use.

         o        Phase II clinical trials are conducted in groups of patients afflicted with a specific disease or condition for which the product is intended for use in order to further test safety, begin evaluating effectiveness, optimize dosage amounts and determine dose schedules and routes of administration.

         o        Phase III studies are usually randomized, double blind studies testing for product safety and effectiveness in an expanded patient population in order to evaluate the overall risk/benefit relationship of the product and to provide an adequate basis for product labeling. These studies also may compare the safety and effectiveness of the product with currently available products.

Biologics Approval Process

Following our completion of clinical investigations, the preclinical and clinical data that have been accumulated, together with chemistry and manufacturing and controls specifications and information, are submitted to the FDA in a Biologics License Application or BLA. The FDA may refuse to accept a BLA for filing if certain content criteria are not met and may require additional information, including clinical data, before approval. To approve a BLA, the agency must determine, among other things that the product is safe, pure, and potent, and that any facility in which it is manufactured, processed, packed or held, meets standards designed to assure the product's continued safety, purity, and potency.

If the FDA approves a BLA, we will need to continue to be compliant with strict FDA requirements concerning good manufacturing practices, enforced by periodic inspections, and adverse event reporting, as well as with any special requirements imposed as a part of the BLA approval, in addition to numerous other FDA regulatory requirements applicable to drugs and biological products. With certain exceptions, changes to the labeling of approved biological products require approved supplemental applications. In addition, a supplemental application is required to be submitted to the FDA for any change in the product, production process, quality controls, equipment, facilities, or responsible personnel that has a substantial potential to have an adverse effect on the identity, strength, quality, purity, or potency of the product as may relate to the safety or effectiveness of the product. These supplemental applications may require the submission of clinical or comparability data and require FDA approval before the product may be marketed as modified. The approval process is lengthy, expensive, and uncertain.

Labeling and Advertising

The nature of marketing claims that the FDA will permit us to make in the labeling and advertising of our products will be limited to those specified in an FDA approval. Claims exceeding those that are approved will constitute a violation of the Federal Food, Drug, and Cosmetics Act. FDA has primary responsibility for enforcing laws against false advertising and promotion of prescription drug products. Violations of the Federal Food, Drug, and Cosmetics Act, Public Health Service Act, or regulatory requirements at any time during the product development process, approval process, or after approval may result in agency enforcement actions, including voluntary or mandatory recall, license suspension or revocation, pre-market approval withdrawal, seizure of products, fines, injunctions, and/or civil or criminal penalties. Any agency enforcement action could have a material adverse effect on us.

The advertising of our products will also be subject to regulation by the Federal Trade Commission, under the FTC Act. The FTC Act prohibits unfair methods of competition and unfair or deceptive acts in or affecting commerce.

Violations of the FTC Act, such as failure to have substantiation for product claims, would subject us to a variety of enforcement actions, including compulsory process, cease and desist orders, and injunctions. FTC enforcement can result in orders requiring, among other things, limits on advertising, corrective advertising, consumer redress, and restitution. Violations of FTC enforcement orders can result in substantial fines or other penalties.

Foreign Regulation

Outside the United States our ability to market our products will also depend on receiving marketing authorizations from the appropriate regulatory authorities. The foreign regulatory approval process includes all of the risks associated with FDA approval described above. The requirements governing the conduct of clinical trials and marketing authorization vary widely from country to country.

Employees

As of January 6, 2012, ISI had two employees, its Chief Executive Officer and our Chief Financial Officer. The Company also utilizes the services of other consultants and advisors to supplement the resources of its employees from time to time. These include scientific personnel, accountants, auditors and attorneys. Some of these positions, especially those of a technical nature, may be converted to employment if and when the Company's business requires and resources permit.

Scientific Advisory Board

ISI also maintains a Scientific Advisory Board of four outside consultants, all with doctoral degrees. These consultants are as follows:

Chair - Dr. Jonathan Lakey, PhD – MSM

Dr. Jonathan Lakey has had a long history in cell and tissue transplantation with a focus on diabetes and islet transplantation. He graduated from the University of Alberta (BSc, MSc, PhD) and received postdoctoral training in Indianapolis and Seattle before returning to establish his research program at the University of Alberta. He is a former Director of the Comprehensive Tissue Bank. His contributions and partnership with Dr. James Shapiro led towards the improvement of islet isolation techniques and the development of the “Edmonton Protocol” for patients with Type 1 diabetes, a recognized major advancement in the treatment of diabetes. He has been awarded research grants and awards for diabetes and transplantation research from the Alberta Heritage Foundation for Medical Research (AHFMR), Canadian Diabetes Association and the Juvenile Diabetes Foundation International (JDFI). Dr. Lakey is widely sought after as a speaker in the field of diabetes islet transplantation and regulatory standards of cell and tissue transplantation. He has been widely published with over 250 referred scientific papers, 26 book chapters, submitted over 500 scientific abstracts, and has recently published a technical book on islet isolation. Among his proudest achievements, Dr. Lakey and his team have successfully trained over 40 islet transplant centers worldwide in replicating the Edmonton Protocol, resulting in diabetic patients being freed from exogenous insulin injections. He sits on editorial boards of several diabetes and transplantation journals, reviews manuscripts for several journals, and has served as a Councilor for Cell Transplant Society. Currently, Dr. Lakey is the Director of Research and Associate Professor of Surgery at the University of California, Irvine. He recently accepted the position of Director of the Clinical Islet Program at the University of California, Irvine.

Paul Johnson, MBChB MD FRCS, President, IPITA

Director of Oxford Islet Transplant Programme and Professor of Paediatric Surgery, University of Oxford. Dr. Johnson also currently serves as President of the International Pancreas and Islet Transplant Association. Paul Johnson qualified in medicine from the University of Leicester and subsequently trained in General Surgery in Leicester and Derby, followed by higher surgical training in Paediatric Surgery in Oxford, Melbourne, and Great Ormond Street Hospital in London. Between 1993 and 1996 he was a Research Fellow in the Department of Surgery at the University of Leicester, where he undertook a project on the Isolation of Human Islets of Langerhans for Pancreatic Islet Transplantation. This led to a Doctorate of Medicine and started his ongoing interest in the field of Islet Transplantation for reversing Type 1 Diabetes. He was awarded a Hunterian Professorship from the Royal College of Surgeons of England for this research in 1998. In 2002, Mr. Johnson was appointed Director of the Islet Transplant Programme in Oxford. He is currently Chairman of the Research division of British Association of Paediatric Surgeons Research and Clinical Effectiveness Committee, Founder of the UK Academic Paediatric Surgeons Group and Co-Secretary of the International Pancreas and Islet Transplantation Association. He is also Clinical Tutor at St. Edmund Hall. He has an active research group and his research interests include ways of optimizing the current methods used for islet isolation with particular reference to pancreatic structure and collagenase, and the developmental biology of the pancreas and foregut with particular relevance to the use of adult stem cells as an alternative source of islet tissue for transplantation. In addition to islet transplantation, his clinical interests include the neonatal and paediatric pancreas (endocrine and exocrine), as well as other aspects of paediatric surgical gastroenterology.

Steven Paraskevas, MD PhD

Dr. Paraskevas is a transplant surgeon at McGill University Health Centre, specializing in pancreas and kidney transplantation. Originally from Winnipeg, Dr. Paraskevas obtained a BA in Biology at Harvard University in 1988, and obtained his MD and completed General Surgery Residency at McGill. During that time, he also studied mechanisms of cell death in transplanted human islets, completing a PhD in Experimental Surgery at McGill in 2003. Based on this work, he also earned the Scientific Trainee Award of the Canadian Diabetes Association in 1997. After residency, he completed a two-year fellowship in abdominal solid-organ transplantation at the University of Minnesota, where he was also involved in the clinical islet transplant program under Dr. Bernhard Hering. He returned to McGill in 2002 as Assistant Professor in Surgery, and member of the multi-organ transplant program. He is currently Director of the Pancreas and Islet Transplant Program and of the Human Islet Isolation Laboratory at McGill. His current research focuses on mechanisms of cell survival during ischemia and the effect of metabolic and inflammatory stress on engraftment of human islets. He is a Councillor-at-large of the Canadian Society of Transplantation and Chair of the Cell Transplant Committee of the American Society of Transplant Surgeons.

Jerry L. Nadler, MD

Dr. Nadler is Professor and Chairman of Internal Medicine, the Harry H. Mansbach Endowed Chair in Internal Medicine and Director of the Strelitz Diabetes Center at Eastern Virginia Medical School. Dr. Nadler is also the Scientific Founder of Diakine, a seed stage company developing therapies for type 1 and type 2 diabetes and related complications. Dr. Nadler is also a Pfizer Visiting Professor in Diabetes. Dr. Nadler has been a member of a Special Advisory Committee on Type I Diabetes with the director of the National Institutes of Health Diabetes Institute. Dr. Nadler was also the Associate Director of the NIH-funded Diabetes Endocrinology Research Center at the University of Virginia. Dr. Nadler has research funding from the Juvenile Diabetes Foundation, The Ella Fitzgerald Charitable Foundation and the Iacocca Foundation. He is a standing member of the ADA and NIH grant review committees.

DESCRIPTION OF PROPERTY

We use office space at 1370 Avenue of the Americas, Suite 902, New York, NY 10019, which is our principal place of business, based on our agreement with Cameron Associates, the investment relations consultant of ISI that provides this office space to us free of charge.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION.

THE DISCUSSION IN THIS SECTION CONTAINS CERTAIN STATEMENTS OF A FORWARD-LOOKING NATURE RELATING TO FUTURE EVENTS OR OUR FUTURE PERFORMANCE. WORDS SUCH AS "ANTICIPATES," "BELIEVES," "EXPECTS," "INTENDS," "FUTURE," "MAY" AND SIMILAR EXPRESSIONS OR VARIATIONS OF SUCH WORDS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, BUT ARE NOT THE ONLY MEANS OF IDENTIFYING FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS ARE ONLY PREDICTIONS AND ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY. IN EVALUATING SUCH STATEMENTS, WE URGE YOU TO CAREFULLY CONSIDER VARIOUS FACTORS IDENTIFIED IN THIS REPORT, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED BY SUCH FORWARD-LOOKING STATEMENTS.

Overview

We are a biotechnology company engaged in the research, development, and commercialization of patented technologies in the field of transplantation therapy for people with conditions requiring cell-based replacement treatments, with a focus on type 1, or insulin-dependent diabetes. Patented islet transplantation technology, along with our own developments, constitute methods for isolating, culturing, cryopreservation, and immuno-protection (microencapsulation) of islet cells. We intend to continue our research and development efforts and ultimately to introduce products to the market. Currently, we have no products for sale and are focused on research and development activities in preparation for clinical activities.

Since inception, we have financed our operations through private sales of equity securities. We have not generated revenues from sales of products and have had losses since inception. We anticipate that we will incur substantial additional operating losses in future years as we progress in our research and development programs. We do not expect to produce revenues from product sales for the foreseeable future so our revenues will be limited to research grants we are able to obtain.

Management has projected that cash on hand will be sufficient to allow us to continue our operations only through December 31, 2012. At that time we therefore will need additional funding, either through equity or debt financings or partnering arrangements, or we will be forced to curtail or cease operations.

Going Concern

The financial statements included elsewhere in this current report on Form 8-K have been prepared assuming we will continue as a going concern. We incurred operating losses and negative operating cash flows through April 30, 2011, and as of that date our cash position was $3,290. We have incurred net losses of $701,566 and negative operating cash flows of $383,710 for the year ended April 30, 2011. Currently, management has projected that cash on hand will be sufficient to allow us to continue our operations only through December of 2012. Management's plans in regard to these matters are described in Note 1 to our consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our future cash requirements will depend on many factors, including continued scientific progress in our research and development programs, the scope and results of pre-clinical and clinical trials, the time and costs involved in obtaining regulatory approvals, the costs involved in filing, prosecuting and enforcing patents, competing technological and market developments, and the cost of product commercialization. We do not expect to generate a positive cash flow from operations at least until the commercial launch of our first product and possibly later given the expected spending for research and development programs and the cost of commercializing product candidates. During 2011, we completed private placements of equity securities for aggregate gross proceeds of $1,634,000.

Recent Developments

Preferred Stock Offering

On December 16, 2011, ISI entered into and consummated private placement of securities pursuant to a Subscription Agreement (the “Subscription Agreement”) with certain accredited investors whereby the investors agreed to and did purchase for an aggregate purchase price of $528,000 an aggregate of 1,173 shares of ISI’s Series A preferred stock, par value $.0001 per share. Each share of preferred stock is convertible into one thousand shares of common stock, par value $.001 per share, of the Company. The holders of preferred stock are entitled to receive upon conversion warrants of the Company to purchase an aggregate of 586,500 shares of the Company’s common stock at a per share price of $1.00.

Common Stock Offering

From June to August of 2011, ISI offered and sold to certain accredited investors in a private placement an aggregate of 10,564,997 shares of its common stock for aggregate gross proceeds of $1,106,000.

Results of Operations

Comparison of the Six Months Ended October 31, 2011 and 2010

There were no revenues for the periods ended October 31, 2011 and 2010.

General and administrative expenses increased to $701,066 for the six months ended October 31, 2011 from $92,109 for the six months ended October 31, 2010.   The primary reason for the increase in general and administrative expenses was stock compensation expense and the professional fees incurred to prepare for the upcoming merger and preparation of offering documents for raising additional capital during six months ended October 31, 2011. The major components of the increase are as follows:

a)	Legal and Professional expense increased by approximately $89,134 to $114,960 for the six months ended October 31, 2011 compared to $25,826 for the six months ended October 31, 2010;

b)	For the period ending October 31, 2011, the Company recognized $493,442 of stock based compensation expense related to grants to consultants, Scientific Advisory Board members and the CEO.

c)	Advertising expense was $16,500 for the six months ended October 31, 2011 compared to no expense for the six months ended October 31, 2010;

d)	Travel expense increased by approximately $54,128 to $98,495 for the six months ended October 31, 2011 compared to $44,348 for the six months ended October 31, 2010;

e)	Depreciation and amortization expense was $15,202 for the six months ended October 31, 2011 and $15,202 for the six months ended October 31, 2010.

f)
Research and development expenses decreased by approximately $71,000 during the six months ended October 31, 2011 to $173,531 from $244,519 for the six months ended October 31, 2010. The primary reason for the decrease in research and development expense is due to the move to the next phase of the development cycle.

Net loss increased to $876,018 for the six months ended October 31, 2011, as compared to $336,628 for the six months ended October 31, 2010.  The $539,390 increase in net loss is primarily due to the increase in G&A expenses related to stock compensation expense and the legal and professional fees associated with the upcoming merger transaction.

Liquidity and Capital Resources

We have historically financed our operations primarily through the issuance of common stock and debt and by relying on other financing.

Operating Activities

Cash used in operating activities during the six months ended October 31, 2011 increased to $441,086 as compared to $331,471 used for the six months ended October 31, 2010. This is primarily attributable to an increase in general and administrative expense due to stock compensation expense and the legal and professional fees associated with the upcoming merger transaction for the six months ended October 31, 2011.

Investing Activities

Cash used for investing activities during the six months ended October 31, 2011 was $250,000. This is attributable to the purchase of controlling equity in One E-Commerce Corporation, a merger target for the company.

Financing Activities

We have financed our operating and investing activities primarily from the proceeds of private placements of common stock, convertible investor notes, and preferred stock.

During the six months ended October 31, 2011, the total net cash provided by financing activities was $1,078,500 from the net proceeds from the private placement of common stock.  During the six months ended October 31, 2010, the total net cash provided by financing activities was $357,000, from the net proceeds received from convertible note payable.

Working Capital

Our primary sources of liquidity have been short-term loans from private placements of convertible notes, advances against accounts payable, and private placements of equity securities, for net proceeds of $1,572,000 through October 31, 2011.

Fiscal Year Ended April 30, 2011 (since inception on May 4, 2010).

Revenue for the fiscal year ended April 30, 2011 was 0.

General and administrative expenses for the fiscal year ended April 30, 2011 were $420,117. This included legal and professional fees of $120,047 and travel expense of $133,537.

Research and development expenses for the fiscal year were $281,449.  These expenses were primarily for contractors that provided these investigative and consulting services.

Our net loss was $701,566 or $0.04 per common share in fiscal year 2011. We expect to report additional net losses for the foreseeable future.

We have not generated profits to date and therefore have not paid any federal income taxes nor have we recognized any tax benefits since inception. At April 30, 2011 our federal tax net operating loss was approximately $650,000. Our ability to utilize our net operating loss and tax credit carry forwards may become subject to limitation in the event of a change in ownership.

Liquidity and Capital Resources

We have financed our operations since inception primarily through loans, which, from inception through April 30, 2011, have netted approximately $567,000.

Our combined cash and cash equivalents totaled $3,290 at April, 30, 201.  The primary uses of cash and cash equivalents during the year ended April, 30, 2011, was used to finance our operations - principally employee costs, lab supplies, collaboration research, and working capital requirements. The sources of cash during the year ended April, 30, 2011, were loans.

As stated above, future cash requirements will depend on many factors. We intend to seek additional funding through grants and through public or private financing transactions. Successful future operations are subject to a number of technical and business risks, including our continued ability to obtain future funding, satisfactory product development, regulatory approvals, and market acceptance for our products.

As described in the overview above, we expect that our available cash and expected grant and interest income will be sufficient to finance currently planned activities only through April 2012.

We will also need additional funds or a collaborative partner, or both, to finance the clinical development activities of our product candidates. We expect that our primary sources of capital for the foreseeable future will be through the public or private sale of our debt or equity securities and through collaborative arrangements. There can be no assurance that such collaborative arrangements, or any public or private financing, will be available on acceptable terms, if at all, or can be sustained. Several factors will affect our ability to raise additional funding, including, but not limited to, market volatility of our common stock and economic conditions affecting the markets generally or some portion or the entire technology sector. If adequate funds are not available, we may be required to delay, reduce the scope of, or eliminate one or more of our research and development programs, which may have a material adverse effect on our business.

Plan of Operation

We budgeted our total cash costs for our operations for the next 12 months (ending April 30, 2012) at approximately $1.5 million. The actual amount of funds required during the next 12 months, and the amount required to complete initial pre-clinical studies, will depend on a variety of factors, many of which are outside of our control. These factors include, among others, the results of initial and follow-up studies and unforeseen changes in biopharmaceutical regulations.

The $1.5 million we have budgeted for the 12 months is divided into the following categories:

Category	Estimated Cost

Cost of Labor	$220,000
Insurance	60,000
Legal & Professional Fees	300,000
Product Development	660,000
Rent or Lease	15,000
Travel	195,000
Advertising	50,000

Total	$1,500,000

The actual costs within each category may vary significantly from the estimates set forth above based on the factors discussed above.

We continue to evaluate various possible strategic transactions, including in-licensing or acquiring complementary products, technologies, or companies. If we in-license or acquire products, technologies, or companies, we expect that our operating expenses would increase as a result. We also expect that our research and development expenses will increase over the current level and that we will require significant additional capital to fulfill our business plan.  Research and development activities, together with our general and administrative expenses, will result in substantial operating losses for the foreseeable future.

We expect to add additional employees and collaborators as they become necessary.

Critical Accounting Policies

Our significant accounting policies are disclosed in Note 2 to our consolidated financial statements. Certain of our policies require the application of management judgment in making estimates and assumptions which affect the amounts reported in the consolidated financial statements and disclosures made in the accompanying notes. Those estimates and assumptions are based on historical experience and various other factors deemed to be applicable and reasonable under the circumstances. The use of judgment in determining such estimates and assumptions is by nature, subject to a degree of uncertainty. Accordingly, actual results could differ from the estimates made.

Recent Accounting Pronouncements

See Note 2 of our accompanying Financial Statements for a full description of recent accounting pronouncements and our expectation of their impact, if any, on our results of operations and financial condition.

Cost of Revenues and Selling, General and Administrative Expenses and Research and Development Expenses:  The primary purpose of the Company is to conduct research on the development, testing and delivery of our protocols, and the potential commercialization of our products.

Research and Development Expenses

Research and development expenses consist of expenses incurred in performing research and development activities including salaries and benefits, facilities and other overhead expenses, contract services and other outside expenses. Research and development costs are charged to operations when incurred.

Stock-Based Compensation:

The Company follows the provision of FASB ASC Topic 718 for the measurement and recognition of compensation expense for all share-based payment awards to employees, directors and non-employees. The Company estimates the expected term, which represents the period of time from the grant date that the Company expects its stock and stock equivalents to remain outstanding, using the simplified method as permitted by SAB 107 and SAB 110. Under this method, the expected term is estimated as the mid-point between the time the stock and stock equivalents vest and their contractual terms. The Company continues to apply the simplified method because it does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate the expected terms due to the limited period of time its equity shares have been publicly traded and the limited number of its stock and stock equivalents which have so far vested and become eligible for exercise.

The estimated fair value of grants of stock and stock equivalents and warrants to our nonemployees is charged to expense, if applicable, in the financial statements. These stock and stock equivalents vest in the same manner as the employee stock and stock equivalents granted under each of the option plans as described above. As of April 30, 2011, we recorded compensation/service expense of $127,031.

Off-Balance Sheet Arrangements

We do not have off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as "special purpose entities" (SPEs).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our voting securities following the completion of the Merger and after giving effect to the Reverse Split described in Item 1.01 of this report by (i) persons who beneficially own more than 5% of our Common Stock; (ii) our directors; (iii) our executive officers; and (iv) all of our executive officers and directors as a group. The address for each officer and director is c/o One E-Commerce Corporation, 1370 Avenue of the Americas, Suite 902, New York, New York 10019.

Name	Office	Shares Beneficially Owned(1)(2)	Percent of Class(3)

Officers and Directors

John Steel	Director and CEO	6,966,668	17.7%

Richard Egan	CFO	50,000	*

George D. Todaro	Director	300,000	*

Joel D. Perlin(4)	Director	3,700,000	9.4%

All officers and directors as a group (4 persons named above)		11,016,668	27.1%

5% Securities Holders

Charles Dupont 13740 Nob Avenue Belmar, California 92014		4,810,000	12.2%

Charles Rhodes 1038 Cheldony		4,810,000	12.2%

Jonathan Lakey 34A McClung Ct. Edmonton, AB Canada		2,050,000	5.2%

Sand Dollar LLC 600 E. Speedway Tuscon, Arizona 85705		3,591,729	9.1%

*	Less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(2)	Represent shares of the Company’s common stock issuable upon conversion of Series B preferred stock of the Company.

(3)	Based on 39,410,870 shares of the Company’s common stock outstanding after the Closing and after giving effect to the Merger and the Reverse Split.

(4)	Includes shares held by entities affiliated with or controlled by Mr. Perlin as follows:

-	3,000,000 shares held by H.S. Perlin Co., Inc., Defined Benefit Pension Plan
-	700,000 shares held by The Perlin Family Trust (DTD 12/27/95)

Changes in Control

Except as described herein, there are currently no arrangements which may result in a change in control of the Company.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Executive Officers

The following table sets forth certain information as of December 30, 2011 concerning our directors and executive officers:

Name	Age	Position

John Steel	48	Director, Chief Executive Officer

Richard Egan	60	Chief Financial Officer

George J. Todaro	74	Director

Joel D. Perlin	65	Director

John Steel, 48, has been the President and CEO of Islet Sciences, Inc. since June 2010.  Mr. Steel brings over twenty years of senior management and investment experience in the healthcare services and biotechnology sector. In 1998, Mr. Steel founded MicroIslet, Inc., the firm that pioneered and developed the technology that comprises Islet Sciences, Inc., and served as its Chairman and Chief Executive Office from September 1998 to 2002. In 2002 MicroIslet, Inc. became public trough a merger with ALD Services, Inc. and Mr. Steel became Chairman and CEO of the public company, in which capacity he served until 2007. From January 1996 to December 1997, Mr. Steel was Chief Executive Officer of AKESIS Pharmaceuticals, Inc., a company that developed a patented treatment for insulin resistance for Type II diabetes. From 1996 to 2007 Mr. Steel served as a director of AKESIS Pharmaceuticals, Inc., which became a public company in December 2004 through a merger with Liberty Mint, Ltd.  From January 1987 to June 1990, Mr. Steel served as the Vice President of Defined Benefit Inc., a company he founded in 1986 that provided financial services to health care professionals. After Defined Benefit Inc., Mr. Steel was an active investor and consultant within numerous areas including early-stage biotechnology and device companies through Steel Management. Mr. Steel himself is diagnosed with Type 1 Juvenile Diabetes and is actively involved in fund raising for various diabetes research-related charities. Mr. Steel has recently chaired panels regarding the future of diabetes for the California Insurance Commissioner. Mr. Steel is also a noted speaker on the topic of diabetes - including its management, economics, and future opportunities for improvement in therapeutic modalities. Mr. Steel received his M.B.A. degree with an emphasis in finance from the University of Southern California and a Bachelor of Arts degree from Dartmouth College. We believe that Mr. Steel's qualifications and his extensive experience with biotechnology companies developing treatments for diabetes provide a unique perspective for our board.

Richard Egan, age 60, has been the Chief Financial Officer of Islet Sciences, Inc. since October 2011. Mr. Egan brings twenty five years of finance experience in the software and telecommunications industries. Mr. Egan held the following positions throughout his career: CFO of American Internet Services, LLC (business to business collocation facilities) from July 2008 to December 2009; CFO of QThink, Inc. (integrated circuit design firm) from February 2007 to July 2008; CFO of Global Wireless Entertainment, Inc., dba Skinit.com (internet commerce and licensed content company), from January 2006 to December 2006; CFO of Powernet Global Communications (telecommunications services), from May 2004 to December 2005; CFO and Vice-President of Digineer, Inc. (business intelligence software, custom software development), from 1987 to 2003. Mr. Egan received his B.S. degree in economics from the University of Cincinnati.

George J. Todaro, MD, age 74, has been with Targeted Growth, Inc. since 2001 where he held positions of CEO, Chief Scientific Officer, Executive Director and consultant. Dr. Todaro is currently a director of Presage Biosciences, Inc., a privately held company. Dr. Todaro is a renowned research scientist and medical doctor, Dr. Todaro co-authored the groundbreaking “Oncogene Theory” while at the National Institute of Health (NIH) in Bethesda, Maryland in1969. The “Oncogene Theory” became one of the foundations for future cancer research.  In the early 90s, as scientific director at Seattle-based PathoGenesis, he developed a treatment that has saved the lives of countless cystic fibrosis patients.  And, more recently, his focus has turned to biotechnology, where he is working to find ways to increase the world’s food supply.  Todaro can also add to his list of accomplishments that he was elected to the National Academy of Sciences, was a professor and department head at the University of Washington, holds over 20 patents, and was named one of the Ten Outstanding Young Men of America in 1970. Dr. Todaro received a B.A. degree from the Swarthmore College in 1958 and a M.D. degree from the New York University School of Medicine in 1963. We believe that Dr. Todaro is well suited to sit on our board based on his extensive scientific experience.

Joel D. Perlin, age 65, has been the President of H.S. Perlin Co., Inc. since 2002. After his graduation from the San Diego State University in 1969, he began to pursue a career in the gold and rare coin industry.  He has since become a renowned professional numismatist and a recognized expert in international gold trade and advisory.  Mr. Perlin combines his coin expertise with a keen insight into factors affecting the precious metals trade, resulting in highly successful and lucrative gold investment market trading for his clients.  For more than 40 years, he has been instrumental in developing personalized investment portfolios using both rare coins and U.S. gold coins for high net worth investors, corporate pension plans and financially private investors. Mr. Perlin receive his B.S. degree in marketing from the San Diego State University in 1969. We believe that Mr. Perlin's expertise in financial matters based on his extensive experience in international gold trade and advisory positions him well as our director.

All of our directors hold their positions on the board until our next annual meeting of the shareholders, and until their successors have been qualified after being elected or appointed.  Officers serve at the discretion of the board of directors.

There are no family relationships among our directors and executive officers. There is no arrangement or understanding between or among our executive officers and directors pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current board of directors.

Our directors and executive officers have not, during the past ten years:

•	had any bankruptcy petition filed by or against any business of which was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time,

•	been convicted in a criminal proceeding and is not subject to a pending criminal proceeding,

•
been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; or

•
been found by a court of competent jurisdiction (in a civil action), the Securities Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacate

Board Committees

We currently do not have standing audit, nominating or compensation committees.  Currently, our entire board of directors is responsible for the functions that would otherwise be handled by these committees.  We intend, however, to establish an audit committee, a nominating committee and a compensation committee of the board of directors as soon as practicable.  We envision that the audit committee will be primarily responsible for reviewing the services performed by our independent auditors, evaluating our accounting policies and our system of internal controls.  The nominating committee would be primarily responsible for nominating directors and setting policies and procedures for the nomination of directors. The nominating committee would also be responsible for overseeing the creation and implementation of our corporate governance policies and procedures.  The compensation committee will be primarily responsible for reviewing and approving our salary and benefit policies (including stock options), including compensation of executive officers.

Audit Committee Financial Expert

The Board of Directors has determined that Joel D. Perlin is our Audit Committee financial expert, as defined under Item 407(d)(5)(i) of Regulation S-K.

Code of Ethics

We do not have a code of ethics but intend to adopt one in the near future.

EXECUTIVE COMPENSATION

The following is a summary of the compensation we paid to our executive officers, for the two fiscal years ended December 31, 2010 and 2009 and compensation paid by ISI for the fiscal year ended April 30, 2011 since inception on May 4, 2010.

Summary Compensation Table

Name and Position(s)	Year	Salary($)	Stock Awards	All other Compensation	Total Compensation

John Steel(1)	2010	$48,700	$-	$2,647.50	$51,347.50
CEO, CFO and Director of ONCE, CEO and Director of ISI	2009	$-	$-	$-	$-

John Welch(2)	2010	$-	$-	$-	$-
CEO and Director	2009	$-	$-	$-	$-

Richard Egan	2010	$-	$-	$-	$-
CFO of ISI	2009	$-	$-	$-	$-

(1)
Mr. Steel was appointed as our Chief Executive Officer, Chief Financial Officer, President, Secretary and Director on September 22, 2011. Mr. Steel has been Chief Executive Officer and Director of ISI since its inception.

(2)	Mr. Welch tendered his resignations as our Chief Executive Officer, President, and Secretary on September 22, 2011. Effective October 4, 2011, Mr. Welch resigned as our director.

Employment Agreements

John Steel

On October 24, 2011, ISI and Mr. John Steel entered into an employment agreement (the “CEO Employment Agreement”) for his service as the ISI’s Chief Executive Officer for a term of five years. The CEO Employment Agreement is automatically renewable for an additional year unless either party notifies the other at least 30 days prior to the end of the term of an intention to terminate. Under the CEO Employment Agreement, Mr. Steel is compensated with an annual salary of US$ 180,000, payable monthly in equal installments in arrears. He also received the following stock awards: (i) 866,668 shares of ISI’s common stock which are not subject to any vesting conditions or subject to forfeiture, (ii) 866,668 shares of ISI’s common stock, of which 433,334 shares shall be subject to forfeiture if Mr. Steel’s employment is terminated before the first anniversary of the date of the agreement and 433,334 shares of which shall be subject to forfeiture if Mr. Steel’s employment is terminated before the second anniversary of the date of the agreement.

In the event that Mr. Steel’s service as the ISI’s CEO is terminated, whether involuntarily or voluntarily, under certain circumstances, or following the occurrence of a Change of Control, as defined under the Employment Agreement (the “Separation from Service”), Mr. Steel shall receive: (i) a lump sum payment of fifteen times of Mr. Steel’s annual salary; (ii) common stock equal to 3% of then outstanding common stock; and (iii) continuing health insurance benefits for two years after the occurrence of Change of Control. Additionally, all unvested options, restricted stock, performance shares and stock appreciation rights previously granted to Mr. Steel will immediately be fully vested upon his Separation from Service.

In the event that the above payments and benefits to Mr. Steel upon his Separation from Service following a Change of Control (the “Separation Parachute Payments”) would (i) constitute a parachute payment within the meaning of Section 280G of the Internal Revenue Code of 1986 (the “Code”) or any similar or successor provision to 280G; and (ii) be subject to the excise tax imposed by Section 4999 of the Code or any similar or successor provision to Section 4999 (the “Excise Tax”), then such Severance Parachute Payments shall be reduced to the largest amount which would result in no portion of the Severance Parachute Payments being subject to the Excise Tax, at the discretion of Mr. Steel.

Director Compensation

For the year ended December 31, 2010, none of the members of our Board of Directors received compensation for his service as a director. We do not currently have an established policy to provide compensation to members of our Board of Directors for their services in that capacity.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with related persons

On September 15, 2011, Mr. Welch, shareholder, director and chief executive officer of the Company, and ISI entered into a Stock Purchase Agreement, pursuant to which Mr. Welch sold to ISI, (a) an aggregate of 9,902,180 shares of the Company’s common stock representing approximately 54.06% of the issued and outstanding shares of common stock, and (b) convertible promissory notes in the aggregate principal amount of $514,458 previously issued by the Company, for an aggregate purchase price of $250,000. The Notes are convertible into 30,573,664 shares of Common Stock.

The Company is currently indebted to ISI under the notes per the schedule of notes below:

Issue Date	Interest Rate	Maturity Date	Conversion Rate		Amount
December 31, 1999	10%	December 31, 2000		$0.1000	$190,010
December 31, 1999	10%	December 31, 2000		$0.1000	72,580
April 27, 2000	10%	July 27, 2000		$0.0054	98,168
May 16, 2000	10%	July 27, 2000		$0.1000	75,000
July 19, 2000	10%	September 19, 2000		$0.0054	33,700
September 28, 2000	10%	December 28, 2000		$0.0054	15,000
October 2, 2009	10%	October 2, 2011	$	N/A	10,000
August 9, 2010	10%	May 18, 2011	$	N/A	20,000
					$514,458

In the event ISI elects to exercise its conversion rights under the various notes, the potential additional shares to be issued would be dilutive to the existing shares outstanding by an additional 30,573,664 shares.  The convertible notes are all unsecured demand notes with maturity dates in 2000 and they are all in a state of default.  As of September 30, 2011, and through this date, Islet Sciences, Inc. has not demanded to accelerate immediate payment of these notes. While the notes carry the same conversion option for the accrued interest as for the principal amount of each note, the conversion option for the accrued interest was waived by the holder. Islet Sciences, Inc. also holds two notes issued by the Company, which are not convertible to equity, in the principal amount of $10,000 and $20,000, respectively. Both notes carry an interest rate of 10%. The $10,000 note is due on October 2, 2011. The $20,000 note matured on May 18, 2011.

Accrued interest for all related party notes was $563,499 and $524,664 at September 30, 2011 and December 31, 2010, respectively.

In connection with the closing of the Merger, Islet agreed to cancel the outstanding notes of the Company and the interest accrued thereon effective upon the effectiveness of the Reverse Split.

During the nine months ended September 30, 2011, Mr. Welch, the former majority shareholder of the Company paid expenses on behalf of the Company in the amount of $12,500. Upon the change of control of the Company, Mr. Welch released the Company from all liabilities, claims and obligations that he had against the Company. As a result, the balance of accounts payable to the related party in the amount of $55,027 was written off to paid-in capital.

Since the inception of ISI, Mr. John Steel, our Director and Chief Executive Officer, loaned to ISI an aggregate amount of $147,300 interest free and payable on demand. On April 25, 2011, $117,300 was repaid to Mr. Steel in cash and $10,000 was repaid by issuing 100,000 shares of ISI’s common stock.

Other than the above transactions or as otherwise set forth in this report or in any reports filed by the Company with the SEC, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K. The Company is currently not a subsidiary of any company.

The Company’s Board conducts an appropriate review of and oversees all related party transactions on a continuing basis and reviews potential conflict of interest situations where appropriate.  The Board has not adopted formal standards to apply when it reviews, approves or ratifies any related party transaction.  However, the Board believes that the related party transactions are fair and reasonable to the Company and on terms comparable to those reasonably expected to be agreed to with independent third parties for the same goods and/or services at the time they are authorized by the Board.

Director Independence

Mr. George Todaro is an independent director pursuant to the definition of “independent director” under the Rules of NASDAQ, Marketplace Rule 5605(a)(2).

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.  However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.  We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON
EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our Common Stock, $.001 par value, is quoted on the OTC Bulletin Board under the symbol “ONCE.” The following table shows the high and low closing prices for the periods indicated. The quotations provided below reflect inter-dealer prices without retail mark-up, markdown, or commissions, and may not represent actual transactions.

Year	High	Low
Fiscal 2009
Quarter Ended March 31, 2009	$0.010	$0.010
Quarter Ended June 30, 2009	0.010	0.010
Quarter Ended September 30, 2009	0.010	0.010
Quarter Ended December 31, 2009	0.010	0.010
Fiscal 2010
Quarter Ended March 31, 2010	$0.010	$0.010
Quarter Ended June 30, 2010	0.010	0.010
Quarter Ended September 30, 2010	0.010	0.010
Quarter Ended December 31, 2010	0.010	0.010

As of December 30, 2011, we had approximately 109 shareholder of record. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of the common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock

Dividends

We have not paid dividends on our common stock and do not anticipate paying such dividends in the foreseeable future.

Securities authorized for issuance under equity compensation plans

As of the date of this Current Report, we do not have any securities authorized for issuance under any equity compensation plans and we do not have any equity compensation plans.

RECENT SALES OF UNREGISTERED SECURITIES;
USE OF PROCEEDS FROM REGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this report, which disclosure is incorporated herein by reference.

DESCRIPTION OF SECURITIES

The following is a summary description of material provisions of our securities.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared by the Board of Directors out of legally available funds, subject to any preferential dividend rights of any outstanding preferred stock (there are none currently). Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are fully paid and non-assessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future without further shareholder approval.

As of December 30, 2011, there were 18,317,200 shares of common stock issued and outstanding.

Interwest Transfer Company, Inc., Suite 100, 1981 East Murray Holladay Road, Suite 100, Salt Lake City, Utah is the registrar and transfer agent for our common stock. Their phone number is (801) 272-9294.

Preferred Stock

We have authorized 500,000 shares of “blank check” preferred stock, par value $0.001 per share.   Our Board of Directors has the authority, without further action by the stockholders, to issue from time to time the blank check preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the Board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock.

In connection with the Merger, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designations of Preferences and Rights of Series A Preferred Stock (the “Series A Certificate”) and a Certificate of Designations of Preferences and Rights of Series B Preferred Stock (the “Series B Certificate”). Pursuant to the Series A Certificate, there are 7,000 shares of Series A Preferred Stock authorized. Pursuant to the Series B Certificate, there are 40,000 shares of Series B Preferred Stock authorized. Series A and Series B Preferred Stock are entitled to receive dividends on an as converted basis with the holders of the Company’s common stock.

The holders of the Series A and Series B Preferred Stock are entitled to vote together with the holders of the Company’s common stock, with each such holder entitled to the number of votes equal to the number of shares of the Company’s common stock into which such Series A and Series B Preferred Stock would be converted if converted on the record date for the taking of a vote.

Each share of Series A and Series B Preferred Stock is automatically convertible, upon the effectiveness of the Reverse Split, into 1,000 shares of the Company’s common stock, subject to future adjustments as provided for in the Series A and Series B Certificates.

In connection with the Merger, the Company issued 1,173 shares of Series A Preferred Stock and 38,050.87 shares of Series B Preferred Stock.

Notes

The Company has currently the following convertible and promissory notes issued and outstanding:

Issue Date	Interest Rate	Maturity Date	Conversion Rate		Amount
December 31, 1999	10%	December 31, 2000		$0.1000	$190,010
December 31, 1999	10%	December 31, 2000		$0.1000	72,580
April 27, 2000	10%	July 27, 2000		$0.0054	98,168
May 16, 2000	10%	July 27, 2000		$0.1000	75,000
July 19, 2000	10%	September 19, 2000		$0.0054	33,700
September 28, 2000	10%	December 28, 2000		$0.0054	15,000
October 2, 2009	10%	October 2, 2011	$	N/A	10,000
August 9, 2010	10%	May 18, 2011	$	N/A	20,000
					$514,458

In the event ISI elects to exercise its conversion rights under the various notes, the potential additional shares to be issued would be dilutive to the existing shares outstanding by an additional 30,573,664 shares.  The notes are all unsecured demand notes with maturity dates in 2000 and they are all in a state of default.  The convertible notes are convertible into 30,573,664 shares of common stock and carry the same conversion option for the accrued interest as for the principal amount of each note, the conversion option for the accrued interest was waived by the holder. The promissory notes are not convertible to equity. Both promissory notes are in default.

In connection with the closing of the Merger, Islet agreed to cancel the outstanding notes of the Company and the interest accrued thereon effective upon the effectiveness of the Reverse Split.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our by-laws provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such persons promise to repay us therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us, which it may be unable to recoup.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted.  We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Please see Item 9.01 - “Financial Statements and Exhibits” of this Current Report.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission, located on 100 F Street NE, Washington, D.C. 20549, Current Reports on Form 8-K, Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K, and other reports, statements and information as required under the Securities Exchange Act of 1934, as amended.

The reports, statements and other information that we have filed with the Commission  may be read and copied at the Commission's Public Reference Room at 100 F Street NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

The Commission maintains a web site (http://www.sec.gov.) that contains the registration statements, reports, proxy and information statements and other information regarding registrants that file electronically with the Commission such as us. You may access our Commission filings electronically at this Commission website. These Commission filings are also available to the public from commercial document retrieval services.

ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES

Please refer to Item 1.01 - “Entry into a Material Definitive Agreement” for a description of the unregistered sales of equity securities as a result of the Merger, which is incorporated in its entirety into this Item 3.02.

The issuances of the shares of Series A Preferred Stock and Series B Preferred Stock under the Merger Agreement were exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act, Regulation D and Regulation S promulgated thereunder.

ITEM 3.03   MATERIAL MODIFICATION OF RIGHTS OF SECURITY HOLDERS

Please refer to Item 2.01 - “Description of Securities – Preferred Stock” for a description of designation and issuance of shares of Series A and Series B Preferred Stock in connection with the Merger, which is incorporated in its entirety into this Item 3.03.

ITEM 5.01   CHANGES IN CONTROL OF REGISTRANT

On December 30, 2011, we entered into the Merger Agreement with the Merger Sub, and ISI.  Pursuant to the Merger Agreement, on December 30, 2011, Merger Sub was merged with and into ISI, the holders of common stock of ISI received an aggregate of 38,050.87 shares of our Series B Preferred in exchange for the cancellation of all of the shares of common stock of ISI formerly owned by them, and the holders of Series A Preferred of ISI received an aggregate of 1,713 shares of our Series A Preferred stock in exchange for the cancellation of all of the shares of Series A preferred stock of ISI formerly owned by them. Shares of Series A and Series B Preferred will be automatically converted into an aggregate of 39,223,870 shares of Common Stock upon effectiveness of the Reverse Split.

In connection with the closing of the Merger, Islet agreed to cancel 9,902,180 shares of Common Stock held by it effective upon the effectiveness of the Reverse Split.

As a result of these transactions, the Company will be controlled by the former shareholders of ISI.

ITEM 5.02   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Please refer to Item 2.01 - “Completion of Acquisition or Disposition of Assets “- “Our Directors and Executive Officers,” which description is in its entirety incorporated by reference to this Item 5.02 of this report.

ITEM 5.03   AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On December 30, 2011, our board of directors approved a change in our fiscal year end from December 31 to April 30 which is the fiscal year end of ISI.  This change is being effectuated in connection with the Merger described in Item 2.01 above.

ITEM 5.06   CHANGE IN SHELL COMPANY STATUS

As a result of the Merger as described in Items 1.01 and 2.01, which description is incorporated by reference in this Item 5.06 of this report, we ceased being a shell company as such term is defined in Rule 12b-2 under the Exchange Act.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(a)  The financial statements of ISI are appended to this report beginning on page F-1.

(d)  The following exhibits are filed with this report:

Exhibit No.	Description

2.1	Certificate of Merger.

2.2	Agreement and Plan of Merger.

4.1	Certificate of Designations of Preferences, Rights and Limitations of Series A Convertible Preferred Stock.

4.2	Certificate of Designations of Preferences, Rights and Limitations of Series B Convertible Preferred Stock.

10.1	Stock Purchase Agreement by and between Islet Sciences, Inc. and John Welch.

21.1	List of subsidiaries.

ISLET SCIENCES, INC.

Islet Sciences, Inc.
(A Development Stage Company)
Consolidated Balance Sheet

	October	April
	31 ,2011	30, 2011
	Unaudited
ASSETS
Current assets
Cash	$390,704	$3,290
Advances to related party	36,700	6,700
TOTAL CURRENT ASSETS	427,404	9,990
Other Assets
Intangible asset, Net	154,394	169,596

TOTAL ASSETS	$581,798	$179,586

LIABILITIES & STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$106,300	$49,821
Accounts payable - related party	6,487	107,300
Accrued interest - related party	621	-
Notes payable - related party	30,000	30,000

TOTAL CURRENT LIABILITIES	143,408	187,121

Stockholders' Equity
Common stock
40,000,000 shares authorized, $0.0001 par value, 38,005,870 and 21,321,729 shares issued and outstanding at October 31, 2011 and April 30, 2011, respectively	3,800	2,132
Additional paid-in capital	2,012,174	691,899
Accumulated deficit in development stage	(1,577,584)	(701,566)
TOTAL STOCKHOLDERS' EQUITY	438,390	(7,535)

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$581,798	$179,586

Islet Sciences, Inc.
(A Development Stage Company)
Consolidated Statements of Operations
(Unaudited)

			Cumulative Period from
	Six Month period ending October 31,		May 4, 2010 (date of inception)
	2011	2010	to October 31, 2011
REVENUE	$-	$-	$-

OPERATING EXPENSES
General and Administrative	701,866	92,109	1,121,983
Research & Development	173,531	244,519	454,980
Total Operating Expenses	875,397	336,628	1,576,963

LOSS FROM OPERATIONS	(875,397)	(336,628)	(1,576,963)

OTHER INCOME (EXPENSE)
Other expenses	-	-	-
Interest Expense	(621)	-	(621)
Total Other Income (Expense)	(621)	-	(621)

LOSS BEFORE INCOME TAXES	(876,018)	(336,628)	(1,577,584)

INCOME TAX EXPENSE	-	-	-

NET LOSS	$(876,018)	$(336,628)	$(1,577,584)

NET LOSS PER SHARE,
BASIC AND DILUTED	$(0.03)	$(0.02)
WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING BASIC AND DILUTED	28,001,001	17,307,978

Islet Sciences, Inc.
(A Development Stage Company)
Consolidated Statements of Cash Flows
(Unaudited)

	Six Month period ending October 31,		Cumulative Period from
	2011	2010	May 4, 2010 (date of inception)
	Unaudited	Unaudited	to October 31, 2011
Cash flows from operating activities:
Net loss	$(876,018)	$(336,628)	$(1,577,584)
Adjustment to reconcile net loss to net cash used in operating activities
Equity issued for payment of accounts payable - related party	-	-	10,000
Stock based compensation	493,442	2,079	620,473
Amortization of intangible assets	15,202	15,202	45,606
Changes in assets and liabilities:
Increase in advances to related party	(30,000)	(69,750)	(6,700)
Increase in accounts payable	56,480	3,126	106,300
Increase in accounts payable - related party	(100,813)	54,500	6,487
Increase in accrued interest - related party	621	-	621
Net cash used in operating activities	(441,086	(331,471)	(804,800)

Cash flows from investing activities:
Purchase of One e-Commerce Corp	(250,000)	-	(250,000)
Net cash provided by investing activities	(250,000)	-	(250,000)

Cash flows from financing activities:
Proceeds from notes payable - related party	-	-	10,000
Proceeds from convertible notes payable	-	357,000	357,000
Proceeds from sale of common stock	1,078,500	-	1,078,500
Net cash provided by financing activities	1,078,500	357,000	1,465,500

Net increase in cash	387,414	25,529	390,704
Cash, beginning of period	3,290	-	-
Cash, end of period	$390,704	$25,529	$390,704

Supplemental Cash Flow Information:
Cash paid for interest
Cash paid for income taxes	$-	$-	$-
	$-	$-	$-
Non-cash investing and financing activities:
Common stock issued in exchange for convertible cash debt	$-	$357,500	$357,000
Common stock issued in exchange for intangible asset	$-	$200,000	$200,000
Common stock issued to replace accounts payable - related party	$-	$-	$10,000

ISLET SCIENCES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS

Unaudited Interim consolidated financial statements

The interim financial statements as of October 31, 2011, and for the six months ended October 31, 2011 and October 31, 2010 are unaudited. However, in the opinion of management, the interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary to present the Company’s financial position as of October 31, 2011 and October 31, 2010 the results of its operations and its cash flows for the six months ended October 31, 2011 and October 31, 2010. These results are not necessarily indicative of the results expected for the year ending April 30, 2012. The accompanying financial statements and condensed notes thereto do not reflect all disclosures required under accounting principles generally accepted in the United States of America. Refer to the Company’s audited financial statements as of April 30, 2011

NOTE 1.  DESCRIPTION OF BUSINESS AND GOING CONCERN

Description of Business

Islet Sciences, Inc. ("Islet Sciences" or the "Company") is engaged in the research, development, and commercialization of patented technologies in the field of transplantation therapy for patients with insulin-dependent diabetes. The Company has not commenced planned principal operations and is considered to be in the development stage. The Company intends to continue its research and development efforts and, ultimately, to begin market introduction of its products.

On May 5, 2010, the company was formed as a Delaware Corporation with the contributions of the originating shareholders and the Intellectual Property purchased from the bankruptcy proceeding of MicroIslets, Inc.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred substantial operating losses and negative operating cash flows through October 31, 2011 and October 31, 2011.   As of October 31, 2011 the Company's cash position was $390,704. The Company has incurred net losses of $876,018 and negative operating cash flows of $441,086 for the six months ended October 31, 2011 and have an accumulated deficit of $1,577,584 since inception. Currently, management has projected that cash on hand, including additional capital contributions, will be sufficient to allow the Company to continue its operations through December 31, 2012. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described below. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company's future cash requirements will depend on many factors, including continued scientific progress in its research and development programs, the scope and results of pre-clinical and clinical trials, the time and costs involved in obtaining regulatory approvals, the costs involved in filing, prosecuting and enforcing patents, competing technological and market developments, and the cost of product commercialization. The Company does not expect to generate a positive cash flow from operations at least until the commercial launch of its first product and possibly later given the expected spending for research and development programs and the cost of commercializing product candidates. Accordingly, the Company will require external financing to sustain its operations, perhaps for a significant period of time. The Company's plans include raising additional debt and/or equity financing to sustain its operations. In addition, the Company will continue to seek funding in the form of grants for its scientific research. Subsequent to the October 31, 2011 second fiscal quarter end, the Company completed a private placement for 1,173 shares of preferred stock with warrants for aggregate gross proceeds of $528,000.  As of December 27, 2011, the Company has approximately $672,189 of cash on hand.

Merger Agreement

Under the Purchase Agreement dated September 15, 2011 (see Note 8) Islet Sciences has agreed to cause One E-Commerce Corporation to enter into a reverse merger transaction whereby One E-Commerce will acquire all of the outstanding equity interests of the Islet Sciences in exchange for the issuance of shares of the One E-Commerce’s Common Stock to the shareholders of Islet Sciences (“Reverse Merger Transaction”).  As part of the Reverse Merger Transaction, the Shares of Common Stock issued to Islet Sciences pursuant to the Purchase Agreement will be cancelled.

On December 30, 2011, One E-Commerce and Islet Sciences consummated the Reverse Merger Transaction which has been accounted for as a reverse acquisition using the purchase method of accounting, whereby Islet Sciences is deemed to be the accounting acquirer (legal acquiree) and One E-Commerce to be the accounting acquiree (legal acquirer). The financial statements before the date of the Reverse Merger Transaction are those of Islet Sciences with the results of One E-Commerce being consolidated from the date of the Reverse Merger Transaction. The equity section and earnings per share have been retroactively restated to reflect the reverse acquisition and no goodwill has been recorded.

The Company adopted Islet Sciences, Inc. fiscal year, which is April 30th.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

The Company's planned principal operations have not yet commenced. Accordingly, the Company's activities have been accounted for as those of a development stage enterprise as defined in Statement of Financial Accounting Standards ("SFAS") Accounting Standards Codification (“ASC”) 915-10, "Accounting and Reporting by Development Stage Enterprises." All losses since inception have been considered as part of the Company's development stage activities.

Loss per share data

Basic loss per share is calculated based on the weighted average common shares outstanding during the period. Diluted earnings per share also give effect to the dilutive effect of restricted stock. The Company does not present diluted earnings per share for years in which it incurred net losses as the effect is antidilutive.

Use of estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the recoverability of long-lived assets, the valuation of common stock, warrants and stock options and the valuation of deferred tax assets. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity date of three months or less from the date of purchase to be cash equivalents.

Concentration of credit risk

The Company maintains its cash balances at a credit-worthy financial institution and management believes the risk of loss of cash balances to be low. All cash balances are fully insured.

Impairment of long-lived assets

The Company applies the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 360-10, Property, Plant and Equipment, where applicable to all long lived assets. FASB ASC 360-10 addresses accounting and reporting for impairment and disposal of long-lived assets. The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with FASB ASC 360-10. FASB ASC 360-10 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal.

Fair value of financial instruments

The Company adopted FASB ASC 820, Fair Value Measurements and Disclosures, which provides a framework for measuring fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The standard also expands disclosures about instruments measured at fair value and establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1 — Quoted prices for identical assets and liabilities in active markets;

Level 2 — Quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets; and the Company designates cash equivalents (consisting of money market funds) and investments in securities of publicly traded companies as Level 1.

Level 3 — Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

The fair value of the Company’s debt as of October 31, 2011 approximates its fair value.

Fair value of financial instruments: The carrying amounts of financial instruments, including cash and cash equivalents, accounts payable, accrued expenses and notes payables approximate their fair value.

Research and development

Research and development expenses consist of expenses incurred in performing research and development activities including salaries and benefits, facilities and other overhead expenses, contract services and other outside expenses. Research and development costs are charged to operations when incurred.

NOTE 3.  INTANGIBLE ASSET

On May 5, 2010, the Company was assigned the intellectual property rights for Patent #6,365,385 that was issued on December 1, 1999.  This patent is related to Methods of Culturing, Cryopreserving, Encapsulating Islet Cells.  The rights to this patent where purchased out to the bankruptcy proceedings of MicroIslet, Inc. for $200,000 then assigned to Islet Sciences, Inc. for 3,000,000 shares of common stock.

Based on the remaining life of the patent, 6.5 years from May 4, 2010, the date of assignment, this intangible asset will be amortized over the remaining 6.5 years of life for the patent.  For six months ended October 31, 2011 and 2010, the amount amortized was $15,202 and $15,202 respectively.

NOTE 4.  PREFERRED STOCK AND COMMON STOCK

In October 2011, the Company amended its articles of incorporation to include the authorization of 5,000,000 preferred shares of stock at a par value of $0.0001.  As of October 31, 2011, there were no preferred shares issued or outstanding.

The Company has Common Stock Shares of 40,000,000 authorized at a par value of $0.0001.

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared by the Board of Directors out of legally available funds, subject to any preferential dividend rights of any outstanding preferred stock (there are none currently). Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are fully paid and non-assessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future without further shareholder approval.

At the inception of the Company, the Company issued 13,430,000 shares of common stock to the Company's founders and advisors for intellectual property assignments related to the company’s purpose, mission and contributions to the business plan and strategy.

The Company issued 3,000,000 for the assignment of the intellectual property rights purchased from MicroIslet, Inc. bankruptcy proceedings.

Dr. Jonathan Lakey, Scientific Advisor Board Member, and Mr. Richard Egan, CFO, each received a restricted stock grant of 100,000 shares of common stock for services provided to the Company.  The shares vest 50% on the first anniversary of the date of the agreement and the remaining shares vest on the second anniversary of the date of the agreement. At October 31, 2011, 50% of the shares had vested and for the six months ended October 31, 2011, the Company recognized stock based compensation expense of $5,034.

From June to September of 2011, the Company consummated a private placement of its common stock to certain accredited investors whereby the Company issued 8,090,000 shares of its common stock for cash at a purchase price of $0.10 per share and 2,474,997 shares of its common stock for a cash purchase price of $0.12 for total gross proceeds of $1,106,000.

In October 2011, the Company granted Mr. John Steel, the Company’s CEO, 1,190,000 common shares of stock, for the services that he has provided in previous periods as part of his employment agreement; 866,668 common shares of stock, as a signing bonus as part of his employment agreement; and 866,668 restricted common shares of stock, as deferred stock compensation with a vesting schedule of 50% on the first anniversary date and 50% on the second anniversary date.  The total amount of shares granted was 2,923,336 and were valued at $292,334 at the grant date, and will be expensed over the corresponding vesting period.  The Company has agreed to issue Mr. Steel an additional 200,000 of deferred common shares upon the completion of certain events.  For the six months ended October 31, 2011, the Company recognized $209,224 in stock-based compensation expense related to these grants.

In October 2011, the Board of Director granted certain consultants to the company 2,785,000 restricted common shares of stock, as part of consultant agreements for services to be provided for multiple year periods.  The restricted shares were valued at $277,545 at the grant date, and will be expensed ratably over the corresponding vesting period.  For the six months ended October 31, 2011, the Company recognized $280,062 of stock-based compensation expense related to these grants.

In October 2011, the Board of Director granted 400,000 restricted common shares of stock, to members of the company’s Scientific Advisor’s Board agreement for services to be provided for a two year period.  The restricted shares were valued at $40,000 at the grant date, and will be expensed ratably over the service period.  For the six months ended October 31, 2011, the Company recognized $1,642 of stock-based compensation expense related to these grants.

On September 15, 2011, Mr. John Welch, shareholder, director and chief executive officer of One E-Commerce Corporation and Islet Sciences entered into a Stock Purchase Agreement, pursuant to which the Mr. Welch sold to Islet Sciences (a) an aggregate of 9,902,180 shares of common stock of One E-Commerce Corporation which shares represent approximately 54.06% of the issued and outstanding shares of common stock, and (b) certain convertible promissory notes in the aggregate principal amount of $514,458 and accrued interest, previously issued by the One E-Commerce Corporation for an aggregate purchase price of $250,000 paid from Islet Sciences’ working capital. The notes are convertible into 30,573,664 shares of common stock. The closing that took place on September 22, 2011 resulted in the change of control of One E-Commerce. Immediately after the closing, the shares together with the notes, acquired by the Islet Sciences comprise 54.06% of the issued and outstanding common stock of the One E-Commerce on a non-diluted basis and 82.8% on a fully-diluted basis.

Following the Closing, and pursuant to the Purchase Agreement, ISI has agreed to cause One E-Commerce to enter into a reverse merger transaction with the shareholders of ISI pursuant to which One E-Commerce will acquire all of the outstanding equity interests of ISI in exchange for the issuance of shares of One E-Comerce Common Stock to the shareholders of ISI (“Reverse Merger Transaction”).  As part of the Reverse Merger Transaction, the Shares of Common Stock issued to ISI pursuant to the Purchase Agreement will be cancelled.

Under the Stock Purchase agreement, dated September 15, 2011, One E-Commerce is required to issue to Mr. John Welsh shares of Common Stock representing 3% of the Outstanding Shares, after giving effect to the issuance of shares of Common Stock in the financing. One E-Commerce will issue Mr Welch 1,187,476 shares of common stock.

In addition, a warrant was issued entitling the Mr. Welch to purchase, at par value, additional shares of Common Stock at each time that One E-Commerce receives any equity or convertible debt investment such that the Mr. Welch shall be able to own not less than 3% of the Outstanding Shares at all times up to the point at which One E-Commerce has closed the $4,000,000, maximum offering.

NOTE 5. RELATED PARTY TRANSACTIONS

In October 2011, the Company entered into an employment agreement with Mr. John Steel as the CEO.  As part of his compensation the company granted Mr. John Steel 1,190,000 common shares of stock, for the services that he has provided in previous periods as part of his employment agreement; 866,668 common shares of stock, as a signing bonus as part of his employment agreement; and 866,668 restricted common shares of stock, as deferred stock compensation with a vesting schedule of 50% on the first anniversary date and 50% on the second anniversary date.  The total amount of shares granted was 2,923,336 and were valued at $292,334 at the grant date, and will be expensed ratably over the corresponding vesting period.

The Company has agreed to issue Mr. Steel an additional 200,000 of deferred common shares upon the completion of certain events.  For the six months ended October 31, 2011, the Company recognized $209,224 in stock-based compensation expense related to these grants.

The Company has an agreement with Mr. John Steel, the CEO, to advance up to $160,000 during any fiscal year to the company.  The Company has been advanced $3,100 as of October 31, 2011 recorded as a payable to related party and has also accepted a demand note from Mr. John Steel for $30,000.  These obligations can be called by Mr. Steel at any time.  The balance of these agreements at October 31, 2011 is $33,100.

The $30,000 promissory note is a related party note and will carry an effective interest rate of 4%.

Mr. John Steel has been advanced $36,700 as of October 31, 2011.

Dr. Jonathan Lakey and Mr. Richard Egan each received a restricted stock grant of 100,000 shares of common stock for services provided to the Company.  The shares vest 50% on the first anniversary of the date of the agreement and the remaining shares vest on the second anniversary of the date of the agreement. At October 31, 2011 50% of the shares had vested. The Company recognized $5,034 for stock-based compensation expense related to these grants.

NOTE 6. LEGAL PROCEEDINGS

We are subject from time to time to litigation, claims and suits arising in the ordinary course of business. As of October 31, 2011, we were not a party to any material litigation, claim or suit whose outcome could have a material effect on our consolidated financial statements.

NOTE 7.  SUBSEQUENT EVENTS

In December 2011, the Company consummated a private placement of its preferred stock to certain accredited investors whereby the Company issued 1,173 shares of Series A preferred stock for cash at a purchase price of $450 per share for total gross proceeds of $528,000.  In conjunction with the issuance of preferred stock, each share of issued preferred stock included the right to receive upon conversion a warrant to purchase 500 shares of One E-Commerce Corporation.  The warrants contain a conversion option that allows for the conversion of these warrants to Islet Sciences Inc. common stock at a price of $1 for each share at the time of the reverse merger.

One E-Commerce acquired Islet Sciences on December 30, 2011 (the “Reverse Merger Transaction”) and the Reverse Merger Transaction has been accounted for as a reverse acquisition using the purchase method of accounting, whereby Islet Sciences is deemed to be the accounting acquirer (legal acquiree) and One E-Commerce to be the accounting acquiree (legal acquirer). The consolidated financial statements before the date of the Reverse Merger Transaction are those of Islet Sciences with the results of One E-Commerce being consolidated from the date of the Reverse Merger Transaction. The equity section and earnings per share have been retroactively restated to reflect the reverse acquisition and no goodwill has been recorded.

The Company adopted Islet Sciences, Inc. fiscal year, which is April 30.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of
Islet Sciences, Inc.

We have audited the accompanying balance sheet of Islet Sciences, Inc. (the Company) (a development stage company) as of April 30, 2011, and the related statements of operations, stockholders’ equity, and cash flows for the  period from inception (May 4, 2010) through April 30, 2011. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of April 30, 2011, and the results of its operations and its cash flows for the period from inception (May 4, 2010) through April 30, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has incurred substantial operating losses and negative operating cash flows for the period from inception (May 4, 2010) through April 30, 2011, whereby its accumulated deficit during the deficit stage is approximately $702,000.  These matters raise substantial doubt about its ability to continue as a going concern.  Management’s plans concerning this matter are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As described in Note 1 to the financial statements, on December 30, 2011, the Company consummated a reverse merger transaction with One E-Commerce Corporation.

PMB Helin Donovan, LLP

Seattle, Washington
January 5, 2012

Islet Sciences, Inc.
(A Development Stage Company)
Balance Sheet
April 30, 2011

ASSETS
Current assets
Cash	$3,290
Advances to related party	$6,700
TOTAL CURRENT ASSETS	9,990
Other Assets
Intangible asset, net	169,596

TOTAL ASSETS	$179,586

LIABILITIES & STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$49,821
Accounts payable - related party	107,300
Notes payable - related party	30,000

TOTAL CURRENT LIABILITIES	187,121

Stockholders' Deficit
Common stock
40,000,000 shares authorized, $0.0001 par value,	2,132
21,321,729 shares issued and outstanding at April 30, 2011
Additional paid-in capital	691,899
Accumulated deficit in development stage	(701,566)
TOTAL STOCKHOLDERS' DEFICIT	(7,535)

TOTAL LIABILITIES & STOCKHOLDERS' DEFICIT	$179,586

Islet Sciences, Inc.
(A Development Stage Company)
Statement of Operations
May 4, 2010 (date of inception) to April 30, 2011

REVENUE	$-

OPERATING EXPENSES
General and Administrative	420,117
Research & Development	281,449
Total Operating Expenses	701,566

LOSS FROM OPERATIONS	(701,566)

OTHER INCOME (EXPENSE)
Other expense	-
Interest Expense	-
Total Other Income (Expense)	-

LOSS BEFORE INCOME TAXES	(701,566)

INCOME TAX EXPENSE	-

NET LOSS	(701,566)

NET LOSS PER SHARE,

BASIC AND DILUTED	(0.04)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
BASIC AND DILUTED	18,802,961

ISLET SCIENCES, INC.
(A Development Stage Company)
 Statement of Stockholders' Deficit April 30, 2011

	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Number of Shares	Amount

Balance, May 4, 2010	-	-	-	-	-
Issuance of founders' common stock	13,430,000	$1,343	$(1,343)	$-	$-
Issuance of common stock in exchange for intangible asset	3,000,000	300	199,700	-	200,000
Issuance of common stock to reduce accounts payable – related party	100,000	10	9,990	-	10,000
Conversion of debt and accrued interest into common stock	3,591,729	359	356,641	-	357,000
Stock Base Compensation	-	-	7,031	-	7,031
Issuance of common stock for services	1,200,000	120	119,880	-	120,000
Net loss	-	-	-	(701,566)	(701,566)
Balance, April 30, 2011	21,321,729	$2,132	$691,899	$(701,566)	$(7,535)

Islet Sciences, Inc.
(A Development Stage Company)
Statement of Cash Flows
May 4, 2010 (date of inception) to April 30, 2011

Cash flows from operating activities:

Net loss	$(701,566)
Adjustments to reconcile net loss to net cash used in operating activities:
Equity issued for payment of accounts payable - related party	10,000
Amortization of intangible asset	30,404
Stock-based compensation	7,031
Stock issued for services	120,000
Changes in assets and liabilities:
Increase in advances to related party	(6,700)
Increase in accounts payable	49,821
Increase in accounts payable - related party	107,300
Net cash used in operating activities	(383,710)

Cash flows from investing activities:	-

Cash flows from financing activities:

Proceeds from issuance of convertible notes payable	357,000
Proceeds from notes payable - related party	30,000
Net cash provided by financing activities	387,000
Net increase in cash	3,290

Cash, beginning of period	-
Cash, end of period	$3,290

Supplemental Cash Flow Information:
Cash paid for interest	$-
Cash paid for income taxes	$-

Non-cash investing and financing activities

Common stock issued in exchange for convertible debt	$357,000
Common stock issued to reduce accounts payable – related party	$10,000
Common stock issued in exchange for intangible asset	$200,000

ISLET SCIENCES, INC.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 1.  DESCRIPTION OF BUSINESS AND GOING CONCERN

Description of Business

Islet Sciences, Inc. ("Islet Sciences," "Company," or "ISI") is engaged in the research, development, and commercialization of patented technologies in the field of transplantation therapy for patients with insulin-dependent diabetes. The Company has not commenced planned principal operations and is considered to be in the development stage. The Company intends to continue its research and development efforts and, ultimately, to begin market introduction of its products.

On May 4, 2010, the company was formed as a Delaware Corporation with the contributions of the originating shareholders, including the Intellectual Property purchased from the bankruptcy proceeding of MicroIslets, Inc.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred substantial operating losses and negative operating cash flows through April 30, 2011, and as of April 30, 2011 the Company's cash position was $3,290. The Company has incurred net losses of $701,566 and negative operating cash flows of $383,710. Currently, management has projected that cash on hand, including additional capital contributions, will be sufficient to allow the Company to continue its operations through December 31, 2012. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described below. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company's future cash requirements will depend on many factors, including continued scientific progress in its research and development programs, the scope and results of pre-clinical and clinical trials, the time and costs involved in obtaining regulatory approvals, the costs involved in filing, prosecuting and enforcing patents, competing technological and market developments, and the cost of product commercialization. The Company does not expect to generate a positive cash flow from operations at least until the commercial launch of its first product and possibly later given the expected spending for research and development programs and the cost of commercializing product candidates. Accordingly, the Company will require external financing to sustain its operations, perhaps for a significant period of time. The Company's plans include raising additional debt and/or equity financing to sustain its operations. In addition, the Company will continue to seek funding in the form of grants for its scientific research. Subsequent to the April 30, 2011 fiscal year end, the Company completed private placements for 10,564,997 shares of common stock, and for 1,173 shares of preferred stock with warrants for aggregate gross proceeds of $1,630,000.  As of December 27, 2011, the Company has approximately $672,189 of cash on hand.

Merger Agreement

Under the Purchase Agreement dated September 15, 2011 (see Note 8) Islet Sciences has agreed to cause One E-Commerce Corporation ("One E-Commerce") to enter into a reverse merger transaction whereby One E-Commerce will acquire all of the outstanding equity interests of Islet Sciences in exchange for the issuance of shares of One E-Commerce’s Common Stock to the shareholders of Islet Sciences (“Reverse Merger Transaction”).  As part of the Reverse Merger Transaction, the Shares of Common Stock issued to Islet Sciences pursuant to the Purchase Agreement will be cancelled.

ISLET SCIENCES, INC.
NOTES TO THE FINANCIAL STATEMENTS

On December 30, 2011, One E-Commerce and Islet Sciences consummated the Reverse Merger Transaction which has been accounted for as a reverse acquisition using the acquisition method of accounting, whereby Islet Sciences is deemed to be the accounting acquirer (legal acquiree) and One E-Commerce to be the accounting acquiree (legal acquirer). The financial statements before the date of the Reverse Merger Transaction are those of Islet Sciences with the results of One E-Commerce being consolidated from the date of the Reverse Merger Transaction. The equity section and earnings per share have been retroactively restated to reflect the reverse acquisition and no goodwill has been recorded.

The Company adopted Islet Sciences, Inc. fiscal year, which is April 30th.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

The Company's planned principal operations have not yet commenced. Accordingly, the Company's activities have been accounted for as those of a development stage enterprise as defined in Statement of Financial Accounting Standards ("SFAS") Accounting Standards Codification (“ASC”) 915-10, "Accounting and Reporting by Development Stage Enterprises." All losses since inception have been considered as part of the Company's development stage activities.

Loss per share data

Basic loss per share is calculated based on the weighted average common shares outstanding during the period. Diluted earnings per share also give effect to the dilutive effect of restricted stock. The Company does not present diluted earnings per share for years in which it incurred net losses as the effect is antidilutive.

At April 30, 2011, 200,000 unvested shares of restricted common stock were outstanding, but were not included in the computation of diluted earnings per share as their effect would be antidilutive.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the recoverability of long-lived assets, the valuation of common stock, warrants and stock options and the valuation of deferred tax assets. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity date of three months or less from the date of purchase to be cash equivalents.

Concentration of credit risk

The Company maintains its cash balances at a credit-worthy financial institution and management believes the risk of loss of cash balances to be low. All cash balances are fully insured.

ISLET SCIENCES, INC.
NOTES TO THE FINANCIAL STATEMENTS

Intangible Asset

Our intangible asset represents a patent acquired from a third party, which is recorded at cost and amortized over the remaining life of the patent.

Impairment of long-lived assets

The Company applies the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 360-10, Property, Plant and Equipment, where applicable to all long lived assets. FASB ASC 360-10 addresses accounting and reporting for impairment and disposal of long-lived assets. The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with FASB ASC 360-10. FASB ASC 360-10 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal.

Fair value of financial instruments

The Company adopted FASB ASC 820, Fair Value Measurements and Disclosures, which provides a framework for measuring fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The standard also expands disclosures about instruments measured at fair value and establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1 — Quoted prices for identical assets and liabilities in active markets;

Level 2 — Quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets; and the Company designates cash equivalents (consisting of money market funds) and investments in securities of publicly traded companies as Level 1.

Level 3 — Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

The fair value of the Company’s debt as of April 30, 2011 approximates its fair value.

Fair value of financial instruments: The carrying amounts of financial instruments, including cash and cash equivalents, accounts payable, accrued expenses and notes payables approximate their fair value.

ISLET SCIENCES, INC.
NOTES TO THE FINANCIAL STATEMENTS

Research and development

Research and development expenses consist of expenses incurred in performing research and development activities including salaries and benefits, facilities and other overhead expenses, contract services and other outside expenses. Research and development costs are charged to operations when incurred.

Dividends

We have never paid any cash dividends. We presently intend to reinvest earnings, if any, to fund the development and expansion of our business and, therefore, do not anticipate paying cash dividends on our common stock in the foreseeable future. The declaration of cash dividends will be at the discretion of our board of directors and will depend upon our earnings, capital requirements, financial position, general economic conditions and other pertinent factors.

Income taxes:

The Company accounts for income taxes under an asset and liability approach. This process involves calculating the temporary and permanent differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The temporary differences result in deferred tax assets and liabilities, which would be recorded on the Company’s consolidated balance sheets in accordance with ASC 740, which established financial accounting and reporting standards for the effect of income taxes. The Company must assess the likelihood that its deferred tax assets will be recovered from future taxable income and, to the extent the Company believes that recovery is not likely, the Company must establish a valuation allowance. Changes in the Company’s valuation allowance in a period are recorded through the income tax provision on the consolidated statements of operations.

The Company adopted ASC 740-10 (formerly known as FIN No. 48, Accounting for Uncertainty in Income Taxes). ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements and prescribes a recognition threshold and measurement attributes for financial statement disclosure of tax positions taken or expected to be taken on a tax return. Under ASC 740-10, the impact of an uncertain income tax position on the income tax return must be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Additionally, ASC 740-10 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. As a result of the implementation of ASC 740-10, the Company recognized no material adjustment in the liability for unrecognized income tax benefits.

Segment reporting

The Company currently operates in a single operating segment. In addition, financial results are prepared and reviewed by management as a single operating segment. The Company continually evaluates its operating activities and the method utilized by management to evaluate such activities and will report on a segment basis if and when appropriate to do so.

Recent pronouncements

In May 2011, the FASB issued ASU No. 2011-04, “Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International Financial Reporting Standards (“IFRS”).” The amendments in this ASU generally represent clarification of Topic 820, but also include instances where a particular principle or requirement for measuring fair value or disclosing information about fair value measurements has changed. This update results in common principles and requirements for measuring fair value and for disclosing information about fair value measurements in accordance with GAAP and IFRS. The amendments are effective for interim and annual periods beginning after December 15, 2011 and are to be applied prospectively. Early application is not permitted. The Company does not expect that the adoption of ASU 2011-04 will have a material impact on its consolidated financial statements.

ISLET SCIENCES, INC.
NOTES TO THE FINANCIAL STATEMENTS

In June 2011, the FASB issued ASU 2011-05, “Comprehensive Income (Topic 220): Presentation of Comprehensive Income.” Specifically, the new guidance allows an entity to present components of net income or other comprehensive income in one continuous statement, referred to as the statement of comprehensive income, or in two separate, but consecutive statements. The new guidance eliminates the current option to report other comprehensive income and its components in the statement of changes in equity. While the new guidance changes the presentation of comprehensive income, there are no changes to the components that are recognized in net income or other comprehensive income under current accounting guidance. The new guidance is effective for fiscal years and interim periods beginning after December 15, 2011 and is to be applied retrospectively. The Company does not expect that the adoption of ASU 2011-05 will have a material impact on its consolidated financial statements.

In September 2011, the FASB issued ASU 2011-08, Intangibles—Goodwill and Other (Topic 350) which provides guidance on financial accounting and reporting related to goodwill and other intangibles, other than the accounting at acquisition for goodwill and other intangibles acquired in a business combination or an acquisition by a not-for-profit. The guidance is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. However, the Company early adopted the guidance for fiscal year 2011 and implementation did not have a material impact on its financial statements.

NOTE 3.  INTANGIBLE ASSET

On May 4, 2010, the Company was assigned the intellectual property rights for Patent #6,365,385 that was issued on December 1, 1999.  This patent is related to Methods of Culturing, Cryopreserving, Encapsulating Islet Cells.  The rights to this patent where purchased out to the bankruptcy proceedings of MicroIslet, Inc. for $200,000 then assigned to Islet Sciences, Inc. for 3,000,000 shares of common stock.

Based on the remaining life of the patent, 6.5 years from May 4, 2010, the date of assignment, this intangible asset will be amortized over the remaining 6.5 years of life for the patent.  For fiscal year ending April 30, 2011, the amount amortized is $30,404.  The Company expects to amortize $30,404 each of the next five fiscal years for a total addition to accumulated amortization of $152,020.

ISLET SCIENCES, INC.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 4.  COMMON STOCK

The Company has Common Stock Shares of 40,000,000 authorized at a par value of $0.0001.

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared by the Board of Directors out of legally available funds, subject to any preferential dividend rights of any outstanding preferred stock (there are none currently). Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are fully paid and non-assessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future without further shareholder approval.

At the inception of the Company, the Company issued 13,430,000 shares of common stock to the Company's founders and advisors for intellectual property assignments related to the company’s purpose, mission and contributions to the business plan and strategy.

The Company issued 3,000,000 shares of common stock for the assignment of the intellectual property rights purchased from the MicroIslet, Inc. bankruptcy proceedings.

In May 2010, the Company issued a convertible note payable to Sandollar Partners, LLC, an investor, in the amount of $357,000.  In September 2010, the note payable was converted to 3,591,729 shares of common stock.

Accounts payable - related party, in the amount of $10,000 was converted to 100,000 shares of common stock in April 2011. The shares were issued to Mr. John Steel, CEO, to reduce the balance owed to him for cash advanced.

In July 2010, as part of a consultant agreement for services provided, the Company granted 100,000 shares of restricted common stock to Dr. Jonathan Lakey, a consultant and shareholder.  The shares vest 50% on the first anniversary of the date of the agreement and the remaining shares vest on the second anniversary of the date of the agreement.  The restricted shares were valued at $10,000 at the grant date, and will be expensed ratably over the service period.  The shares will be issued as they are earned.  For the year ended April 30, 2011, the Company recognized $4,145 in stock-based compensation expense.

In October 2010, as part of a consultant agreement for services provided, the Company granted 100,000 shares of restricted common stock to Richard Egan, CFO.  The shares vest 50% on the first anniversary of the date of the agreement and the remaining shares vest on the second anniversary of the date of the agreement.  The restricted shares were valued at $10,000 at the grant date, and will be expensed ratably over the service period.  The shares will be issued as they are earned.  For the year ended April 30, 2011, the Company recognized $2,886 in stock-based compensation expense.

In March 2011, as part of a consultant agreement for consulting services to be provided for a one year period, the Company issued 1,200,000 shares of common stock to Edward Gibstein.  The common shares were valued at $120,000 at the grant date, and were fully expensed as stock-based compensation upon issuance as the shares were not subject to forfeiture.

ISLET SCIENCES, INC.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 5. RELATED PARTY TRANSACTIONS

The Company has an agreement with Mr. John Steel, the CEO, to advance up to $160,000 during the fiscal year.  The Company has been advanced $107,300 as a payable and has also accepted a demand note from Mr. John Steel for $30,000.  Both of these obligations can be called by Mr. Steel at any time.  The balance of these agreements at April 30, 2011, is a total of $137,300.

The $30,000 promissory note is a related party note and has an effective interest rate of 4%.

Mr. John Steel has been advanced $6,700 as of April 30, 2011.  This advance will be converted to a fee for services, as described in his employment agreement, as of December 31, 2011.

Dr. Jonathan Lakey and Mr. Richard Egan each received a restricted stock grant of 100,000 shares of common stock for services provided to the Company.  The shares vest 50% on the first anniversary of the date of the agreement and the remaining shares vest on the second anniversary of the date of the agreement. At April 30, 2011 none of the shares had vested.

NOTE 6.  INCOME TAXES

April 30, 2011

Deferred tax assets:
Net operating loss carry forwards	$265,000
Depreciation and amortization	7,000
Research and development credit	25,000
297,000
Valuation allowance	(297,000)
Deferred tax assets	-

Deferred tax liabilities	-

Net deferred tax asset	$-

ASC 740, "Income Taxes", requires that a valuation allowance be established when it is more likely than not that its net deferred tax asset will not be realized. In determining whether a valuation allowance is required, a company must take into account all positive and negative evidence with regard to the utilization of a deferred tax asset. ASC 740 further states that it is difficult to conclude that a valuation allowance is not needed when there is negative evidence such as cumulative losses in recent years.

ISLET SCIENCES, INC.
NOTES TO THE FINANCIAL STATEMENTS

The Company plans to continue to provide a full valuation allowance on future tax benefits until it can sustain an appropriate level of profitability and until such time, the Company would not expect to recognize any significant tax benefits in its future results of operations. The valuation allowance increased $297,000 for the year ended April 30, 2011.

As of April 30, 2011, the Company had net operating loss carry forwards for Federal and state income tax purposes of approximately $650,000 and $655,000, respectively. These Federal and state net operating loss carry forwards will expire in 2031. The Company had research and development credits carry forwards for Federal and state income tax purposes of approximately $17,000 and $12,000, respectively.

The provision for income taxes differs from the amount computed by applying the US statutory Federal income tax rate of 35% to income before income taxes. The reconciliation of statutory and effective taxes is presented below:

April 30, 2011

Provision computed at statutory rate	$(246,000)
State income tax, net of Federal tax benefit	(37,000)
Research and development credit	(25,000)
Change in valuation allowance	297,000
Permanent differences	9,000
Other	2,000
$-

NOTE 7. LEGAL PROCEEDINGS

The Company may be subject from time to time to litigation, claims and suits arising in the ordinary course of business. As of April 30, 2011, the Company was not a party to any material litigation, claims or suit whose outcome could have a material effect on our financial statements.

NOTE 8.  SUBSEQUENT EVENTS

From June to September 2011, the Company consummated a private placement of its commn stock to certain accredited investors whereby the Company issued 8,090,000 shares of its common stock for cash at a purchase price of $0.10 per share and 2,474,997 shares of its common stock for a cash purchase price of $0.12 for a total gross proceeds of $1,106,000.

In December 2011, the Company amended its articles of incorporation to include the authorization of 5,000,000 preferred shares of stock at a par value of $0.0001.   In December 2011, the Company entered into a securities purchase agreement with certain accredited investors pursuant to which the Company issued 1,173 shares of its preferred stock for cash at a purchase price of $450 per share for total gross proceeds of $528,000.  In conjunction with the issuance of preferred stock, each share of issued preferred stock included the right to receive a warrant to purchase 500 shares of One E-Commerce Corporation upon conversion of the preferred stock.  The warrants contain a conversion option that allows for the conversion of these warrants to Islet Sciences Inc. common stock at a price of $1 for each share at the time of the reverse merger.

ISLET SCIENCES, INC.
NOTES TO THE FINANCIAL STATEMENTS

These two events provided total additional capital of $1,634,000.

In October 2011, the Company granted Mr. John Steel, the company’s CEO, 1,190,000 restricted common shares of stock, for the services that he has provided in previous periods as part of his employment agreement; 866,668 restricted common shares of stock, as a signing bonus as part of his employment agreement; and 866,668 restricted common shares of stock, as a deferred stock compensation with a vesting schedule of 50% on the first anniversary date and 50% on the second anniversary date.  The total amount shares granted are 2,923,336 and were valued at $292,334 at the grant date, and will be expensed over the corresponding service period.  The Company has agreed to issue Mr. Steel an additional 200,000 of deferred common shares upon the completion of the certain events.  For the year ending April 30, 2011, the Company did not recognize any stock-based compensation expense related to these grants.

In October 2011, the Board of Director granted certain consultants to the Company 2,785,000 restricted common shares of stock, as part of consultant agreements for services to be provided for multiple year periods.  The restricted shares were valued at $277,545 at the grant date, and will be expensed ratably over the service period.  For the year ending April 30, 2011, the Company did not recognize any stock-based compensation expense related to these grants.

In October 2011, the Board of Director granted 400,000 restricted common shares of stock to members of the Company’s Scientific Advisor’s Board agreement for services to be provided for a two year period.  The restricted shares were valued at $40,000 at the grant date, and will be expensed ratably over the service period.  For the year ending April 30, 2011, the Company did not recognize any stock-based compensation expense related to these grants.

On September 15, 2011, Mr. John Welch, shareholder, director and chief executive officer of One E-Commerce Corporation and Islet Sciences, Inc. entered into a Stock Purchase Agreement (the “Purchase Agreement”), pursuant to which Mr. Welch sold to the Company, (a) an aggregate of 9,902,180 shares of Common Stock (the “Shares”), which Shares represent approximately 54.06% of the issued and outstanding shares of Common Stock, and (b) certain convertible promissory notes in the aggregate principal amount of $514,458 previously issued by One E-Commerce (the “Notes”), for an aggregate purchase price of $250,000 paid from ISI’s working capital. The Notes are convertible into 30,573,664 shares of Common Stock. The closing (the “Closing”) that took place on September 22, 2011 resulted in the change of control of One E-Commerce. Immediately after the Closing, the Shares together with the Notes, acquired by ISI comprise 54.06% of the issued and outstanding common stock of One E-Commerce on a non-diluted basis and 82.8% on a fully-diluted basis.

Following the Closing, and pursuant to the Purchase Agreement, ISI has agreed to cause One E-Commerce to enter into a reverse merger transaction with the shareholders of ISI pursuant to which One E-Commerce will acquire all of the outstanding equity interests of ISI in exchange for the issuance of shares of One E-Commerce's Common Stock to the shareholders of ISI (“Reverse Merger Transaction”).  As part of the Reverse Merger Transaction, the Shares of Common Stock issued to ISI pursuant to the Purchase Agreement will be cancelled.

Under the Stock Purchase agreement, dated September 15, 2011, One E-Commerce is required to issue to Mr. John Welsh shares of Common Stock representing 3% of the Outstanding Shares, after giving effect to the issuance of shares of Common Stock in the financing. One E-Commerce will issue Mr Welch 1,187,476 shares of common stock.

In addition, a warrant shall be issued entitling Mr. Welsh to purchase, at par value, additional shares of Common Stock at each time that One E-Commerce receives any equity or convertible debt investment such that the Mr. Welch shall be able to own not less than 3% of the Outstanding Shares at all times up to the point at which One E-Commerce has closed the $4,000,000, maximum offering.

Proforma
Balance Sheet
As of October 31, 2011

	Islet Sciences, Inc.	One E-Commerce Corporation	Adjustments and Eliminations		Consolidated
ASSETS
Current assets
Cash	$390,704				$390,704
Loan to related party	36,700				36,700
TOTAL CURRENT ASSETS	427,404				427,404
Other Assets					-
Intangible asset, Net	154,394				154,394
Investment in One E-Commerce	250,000		(250,000)	a	-
Note and interest receivable from One E-Commerce	1,077,957		(1,077,957)	b	-
TOTAL ASSETS	$1,909,755	$-	$(1,327,957)		$581,798

LIABILITIES & STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$106,921	$-	$-		$106,921
Accounts payable - related party	6,487				6,487
Notes payable - related party	30,000				30,000
Note and interest due to Islet	-	1,077,957	(1,077,957)	b	-
TOTAL CURRENT LIABILITIES	143,408	1,077,957	(1,077,957)		143,408
Stockholders' Deficit
Common stock	3,800	18,317	(18,317)	c	3,800
Additional paid-in capital	2,262,173	2,218,536	18,317	c	4,499,026
Additional investment in One e	1,077,957		(3,564,810)	a d	(2,486,853)
Accumulated deficit	(1,577,584)	(3,314,810)	3,314,810	d	(1,577,584)
TOTAL STOCKHOLDERS' DEFICIT	1,766,346	(1,077,957)			438,389
TOTAL LIABILITIES & STOCKHOLDERS' DEFICIT	$1,909,755	$-	$(1,077,957)		$581,798

Notes:
a	Eliminate investment in One E-Commerce Corporation
b	Eliminate inter-company note payable/receivable
c	Eliminate One E-Commerce Corporation common stock
d	Eliminate One E-Commerce Corporation deficit

Proforma
Profit & Loss
May - October, 2011

	Islet Sciences, Inc.	One E-Commerce, Corporation	Adjustments and Eliminations	Consolidated

REVENUE	$-	$-	$-	$-

OPERATING EXPENSES
General and Administrative	686,664	12,595	-	699,259
Research & Development	173,531	-	-	173,531
Total Operating Expenses	860,195	12,595	-	872,790
				-
LOSS FROM OPERATIONS	(860,195)	(12,595)	-	(872,790)
				-
OTHER INCOME (EXPENSE)				-
Amortization Expense	(15,202)	-	-	(15,202)
Interest Expense	(621)	(38,835)	-	(39,456)
Total Other Income (Expense)	(15,823)	(38,835)	-	(54,658)

LOSS BEFORE INCOME TAXES	(876,018)	(51,430)	-	(927,448)

INCOME TAX EXPENSE	-	-	-	-

NET LOSS	$(876,018)	$(51,430)	$-	$(927,448)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2011

One E-Commerce Corporation

By:	/s/ John Steel
John Steel
Chief Executive Officer